UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant  ☑
Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
SPS COMMERCE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☑    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

    SPS COMMERCE, INC.

333 South Seventh Street, Suite 1000
Minneapolis, Minnesota 55402
(612) 435-9400

March 30, 2023

Dear Stockholders:

You are cordially invited to join us for our 2023 annual meeting of stockholders, which will be held virtually on Friday, May 12, 2023, at 8:00 a.m., Central Time. The virtual meeting can be accessed by visiting the following website and entering your control number: www.virtualshareholdermeeting.com/SPSC2023. Stockholders will have the same opportunities to participate in the meeting as you would at an in-person meeting, including having the opportunity to vote and to submit a question during the meeting using the directions on the meeting website. You will not be able to attend the annual meeting physically in person.
The notice of annual meeting of stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting. Whether or not you plan to attend the virtual meeting, your vote is important and we encourage you to submit your proxy to vote your shares promptly. You may vote your shares by proxy by using a toll-free telephone number, the internet, or mail, free of charge. Instructions regarding these three methods of voting are contained in the proxy materials.
We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2022 Annual Report on Form 10-K (the “Annual Report”). The Notice contains instructions on how to access those documents and to cast your vote via the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need more promptly, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
We look forward to having you attend the virtual annual meeting.

Archie Black Chief Executive Officer

Sincerely,

Archie Black
Chief Executive Officer

    SPS COMMERCE, INC.

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

SPS Commerce, Inc.
333 South Seventh Street
Minneapolis, Minnesota 55402

Notice of 2023 Annual Meeting of Stockholders

Time and Date 8:00 a.m., Central Time Friday, May 12, 2023	Access The meeting is virtual only. Join us via: www.virtualshareholdermeeting.com/SPSC2023

Items of Business
1.	Election of the seven directors identified in the Proxy Statement, each for a one-year term.
2.	Ratification of the selection of KPMG LLP as independent auditor of SPS Commerce, Inc. for the fiscal year ending December 31, 2023.
3.	An advisory vote to approve the compensation of our named executive officers as disclosed in the attached Proxy Statement.
4.	Any other business that may properly be considered at the meeting or any adjournment or postponement of the meeting.
Record Date – You may vote at the meeting if you were a stockholder of record at the close of business on March 16, 2023.
Voting by Proxy – Whether or not you plan to attend the annual meeting virtually, please vote your shares by proxy to ensure they are represented at the meeting. To submit your proxy vote, you may follow the instructions for voting via the internet as described in the Notice of Internet Availability of Proxy Materials and the proxy card. If you received a paper copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided, or you may vote via telephone as described in the proxy card. Our vote tabulator is Broadridge Financial Solutions, Inc., and no postage is required if the request for a paper copy of the proxy materials is mailed in the United States.
By Order of the Board of Directors,

Archie Black
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2023:
The Notice of Annual Meeting, 2023 Proxy Statement, and 2022 Annual Report are available at www.proxyvote.com.

    SPS COMMERCE, INC.

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

How to Vote by Proxy
Whether or not you plan to attend the meeting virtually, please provide your proxy by either using the internet or telephone as further explained in this Proxy Statement or filling in, signing, dating, and promptly mailing a proxy card.
All references to the “Plan” are in reference to the SPS Commerce, Inc. 401(k) Retirement Savings Plan.

BY TELEPHONE

•You will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions.
•Call the toll-free number on your proxy card, 24 hours a day, seven days a week, through 11:59 p.m. Eastern Time (“ET”) on May 11, 2023 for shares held directly, and through 11:59 p.m. ET on May 9, 2023 for shares held in the Plan.
•Please have your proxy card available and follow the additional steps when prompted.

BY INTERNET

•Go to the web site at www.proxyvote.com, 24 hours a day, seven days a week, through 11:59 p.m. ET on May 11, 2023 for shares held directly, and through 11:59 p.m. ET on May 9, 2023 for shares held in the Plan.
•Please have your Notice or proxy card available and follow the instructions provided to obtain your records and to create an electronic voting instruction form.

BY MAIL

•If you received a Notice, first request a paper copy of the proxy materials as directed in the Notice on or before April 28, 2023 to facilitate timely delivery.
•Mark, sign, and date your proxy card.
•Return it in the postage-paid envelope provided.
If your shares are held in an account at a brokerage firm, bank, or similar organization, you will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares. You will receive a Notice Regarding the Availability of Proxy Materials that will tell you how to access our proxy materials on the internet and vote your shares over the internet. It will also tell you how to request a paper or e-mail copy of our proxy materials.
YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

    SPS COMMERCE, INC.

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

References & Abbreviations
Unless the context otherwise requires, the words “we,” “us,” “our,” the “Company,” “SPS,” and “SPS Commerce” refer to SPS Commerce, Inc. Other abbreviations used in this Proxy Statement are as follows.

Abbreviation	Term	Abbreviation	Term
Board	Board of Directors	PSU	Performance Stock Unit
CEO	Chief Executive Officer	RSU	Restricted Stock Unit
PEO	Principal Executive Officer	DSU	Deferred Stock Unit
NEO	Named Executive Officer	TSR	Total Shareholder Return
Notice	Notice of Internet Availability of Proxy Materials	SEC	Securities and Exchange Commission

CEO Planned Retirement
In March 2023, we announced our CEO, Archie Black, will retire as our CEO, and transition to the newly created position of Executive Chair of the Board, effective upon his successor's appointment as CEO. The Board has approved the appointment of Philip Soran, the current Chair of the Board, to the position of lead independent director of the Board, effective as of the date Mr. Black assumes the role of Executive Chair. Our Board has commenced a search for a new CEO.

As is standard with any Director appointments between annual meetings, our Board may increase the size of the Board and fill that vacancy with a new Director, and that person will serve as a Director until the next annual meeting of stockholders where they, and all other Director nominees, will stand for election to serve for the next annual term. As such, when a new CEO is appointed, we expect the Board will appoint them as a Director, and thus our Board will increase from seven to eight members. Given the unknown timing of the appointment of Mr. Black's successor and Mr. Black's current standing as CEO, Director, and Director nominated for election for continued service, the remainder of this Proxy Statement will not refer to Mr. Black's planned retirement or other changes that may affect the Board or Company leadership. Further, there were no changes in Mr. Black’s compensation arrangements in connection with his planned retirement as CEO and transition to Executive Chair of the Board, other than certain changes to his executive severance and change in control agreement.

Forward-Looking Statements
This Proxy Statement contains forward-looking statements, including information about future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results to be materially different than those expressed or implied in such statements. Certain of these risks, uncertainties, and other factors are included in documents the Company filed with the SEC, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this Proxy Statement are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

    SPS COMMERCE, INC.

PROXY SUMMARY
PROXY SUMMARY
This summary highlights our business overview, financial results, and information contained elsewhere in this Proxy Statement. We encourage you to review the entire Proxy Statement. This Proxy Statement and our Annual Report are first made available to our stockholders on or about March 30, 2023. Website addresses included throughout this Proxy Statement are for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

Business Overview
We are a leading provider of cloud-based supply chain management services across our global retail network. Our products make it easier for retailers, grocers, distributors, suppliers, and logistics firms to communicate and collaborate by simplifying how they manage and share item, inventory, order and sales data across omnichannel retail channels. We deliver our products using a full-service model, which includes industry-leading technology and a team of experts that optimize, update, and operate the technology on customers' behalf.
Our products enable customers to increase supply chain performance, optimize inventory levels and sell-through, reduce operational costs, improve order visibility, and satisfy consumer demands for a seamless omnichannel experience.

Financial Results
2022 marked another year of strong execution and profitable growth for SPS Commerce, as retail dynamics continue to emphasize the need for fulfillment automation and supply chain efficiency. Once again, we achieved growth in recurring revenue, recurring revenue customers and wallet share while delivering strong revenue and Adjusted EBITDA increases. Additional information regarding our performance is as follows.
•Our revenues grew 17% from 2021, to $450.9 million for 2022. Recurring revenue grew 18% from 2021.
•We had sequential revenue growth for all four quarters of 2022 and now have 88 consecutive quarters of sequential revenue growth.
•Our wallet share (average recurring revenue per recurring revenue customer) increased 4% from 2021, and the number of recurring revenue customers grew 13% from December 31, 2021 to December 31, 2022.
•We delivered Adjusted EBITDA of $132.3 million, compared to $107.0 million in 2021, and non-GAAP income per diluted share of $2.35 compared to $1.82 in 2021. Adjusted EBITDA margin was 29% in 2022, compared to 28% in 2021.(1)
•Genius Central Systems, Inc. (acquired in November 2021) was successfully integrated into our business and in 2022 we executed two additional strategic acquisitions, including the July acquisition of GCommerce, Inc. ("GCommerce") and the October acquisition InterTrade Systems Inc. ("InterTrade").
•We repurchased $43.2 million of our common shares in 2022.

1 Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per diluted share are non-GAAP financial measures. Refer to Appendix A in this Proxy Statement for a reconciliation of these non-GAAP financial measures to the corresponding GAAP measures.

3|	Proxy Statement for the 2023 Annual Meeting of Stockholders

PROXY SUMMARY

Voting Matters and Voting Recommendations
The following proposals are included in this Proxy Statement and are scheduled to be voted on at the meeting. Our Board recommends that you vote your shares as indicated below.

PROPOSALS:	THE BOARD OF DIRECTOR’S VOTING RECOMMENDATIONS:	RATIONALE FOR SUPPORT:	FOR FURTHER DETAILS:

Election of the seven directors identified in this Proxy Statement, each for a term of one year.	“FOR” each nominee to the Board	Our nominees are distinguished leaders who bring a mix of skills, experience, and diversity to our Board and can represent the interests of all stockholders.	Page 10
Ratification of the selection of KPMG LLP (“KPMG“) as independent auditor of SPS Commerce, Inc. for the fiscal year ending December 31, 2023.	“FOR”	Based on its assessment of the qualifications and performance of KPMG, the Audit Committee believes that it is in the best interests of the Company and its stockholders to retain KPMG.	Page 48
An advisory vote to approve the compensation of our NEOs.	“FOR”	Our executive compensation program is designed to attract and retain talented and highly experienced executives and to motivate our executives to achieve the goals that are important to the Company’s growth and stockholder value.	Page 49

Other than the proposals described in this Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the annual meeting. If you grant a proxy by telephone, internet, or by signing and returning your proxy card, any of the persons appointed by the Board as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees are unavailable as a candidate for director, the named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board.

4|	Proxy Statement for the 2023 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
SPS Commerce, Inc. is soliciting proxies for use at the annual meeting of stockholders to be held on May 12, 2023, and at any adjournment or postponement of the meeting.

Purpose of the Annual Meeting
At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders, and management will report on matters of current interest to our stockholders and respond to questions from our stockholders. The matters outlined in the notice include the following:
1.Election of directors;
2.Ratification of the selection of our independent auditor for 2023; and
3.An advisory vote to approve the compensation of our NEOs.

Annual Meeting Voting Rights and Attendance

1.	Q	Who is entitled to vote at the meeting?
A
The Board has set March 16, 2023 as the record date for the annual meeting. If you were a stockholder of record at the close of business on March 16, 2023, you are entitled to vote at the meeting. As of the record date, 36,532,756 shares of common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the meeting.

2.	Q	What are my voting rights?
	A	Holders of our common stock are entitled to one vote per share. Therefore, a total of 36,532,756 votes are entitled to be cast at the meeting. There is no cumulative voting.
3.	Q	How many shares must be present to hold the meeting?
A
In accordance with our bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote generally in the election of directors as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:
•you are present (virtually) and vote at the meeting; or
•you have properly and timely submitted your proxy as described below under “How do I submit my proxy?”

4.	Q	What is the difference between a stockholder of record and a “street name” holder?
A
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust, or other nominee how to vote their shares using the method described below under “How do I submit my proxy?”

5.	Q	How can I attend the meeting?
	A	All of our stockholders are invited to attend the annual meeting virtually. The meeting is not being held in person. We believe that hosting the meeting online enables increased attendance and participation from locations around the world. The meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

5|	Proxy Statement for the 2023 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

6.	Q	What do I need to attend the meeting?
A
We will be hosting our meeting via live webcast. Stockholders can attend the meeting online at: www.virtualshareholdermeeting.com/SPSC2023. The webcast will begin at 8:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. In order to participate in the meeting, you will need the 16-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. A replay of the meeting will be publicly available on the Investor Relations page of our website for at least 30 days after the meeting.

7.	Q	How can I submit a question at the meeting?
	A	If you would like to submit a question at the meeting, you may type your question into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions). In order to allow us to answer questions from as many stockholders as possible, we limit each stockholder to one question. Questions and answers may be grouped by topic and substantially similar questions may be answered at once. If we do not have time to answer all the appropriate questions that have been submitted, we expect to post any additional questions and our answers on the Investor Relations page of our website promptly following the meeting and retain them for 30 days after the meeting.
8.	Q	What if I have technical difficulties or trouble accessing the meeting?
	A	If you encounter any technical difficulties with accessing the virtual meeting, please call the technical support number that will be posted on the meeting website log-in page.

Information about the Notice and Proxy Materials

1.	Q	What is a proxy?
A
A proxy is a designation for another person to vote stock you own; that other person is called a proxy. If you designate someone as your proxy in a written document, that document is called a form of proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two executive officers, Archie Black and Kimberly Nelson, have been designated as proxies for our 2023 annual meeting of stockholders.

2.	Q	If I received a one-page Notice of Internet Availability of Proxy Materials, how can I receive a full set of printed proxy materials?
A
As permitted by SEC rules, we have elected to provide access to our proxy materials over the internet to record owners and any beneficial owners of our stock who have not previously requested printed proxy materials, which reduces our costs and the environmental impact of our annual meeting. The Notice contains instructions on how to request a printed set of proxy materials, which we will provide to stockholders upon request at no cost to the requesting stockholder within three business days after receiving the request. If you would like to request a printed set of proxy materials, please make your request on or before April 28, 2023 to facilitate timely delivery.

6|	Proxy Statement for the 2023 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

3.	Q	How do I submit my proxy?
A
If you are a stockholder of record, you can submit a proxy to be voted at the meeting in any of the following ways:
•over the internet using www.proxyvote.com,
•over the telephone by calling a toll-free number; or
•signing, dating, and mailing the proxy card in the envelope provided.
To vote by telephone or the internet, you will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions, and then follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.
If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust, or other nominee, which is similar to the voting procedures for stockholders of record. If you request the proxy materials by mail after receiving a Notice of Internet Availability of Proxy Material, you will receive a voting instruction form (not a proxy card) to use in directing the broker, bank, trust, or other nominee how to vote your shares.

4.	Q	What does it mean if I receive more than one printed set of proxy materials?
	A	If you receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, vote once for each control number you receive as described above under “How do I submit my proxy?”
5.	Q	Who pays for the cost of proxy preparation and solicitation?
	A	SPS pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies by mail. In addition, our directors, officers, and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

Voting

1.	Q	How do I vote?
	A	See the “How to Vote by Proxy” section earlier in this document for instructions on the different options on how to vote by Proxy.
2.	Q	How does the Board recommend that I vote?
A
The Board recommends a vote:
•FOR the election of each of the nominees for director;
•FOR the ratification of the selection of KPMG as the independent auditor of SPS Commerce, Inc. for the year ending December 31, 2023; and
•FOR advisory approval of the compensation of our NEOs.

7|	Proxy Statement for the 2023 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

3.	Q	What if I do not specify how I want my shares voted?
A
If you are a stockholder of record and submit a signed proxy card or submit your proxy by internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares as follows:
•FOR the election of each of the nominees for director;
•FOR the ratification of the selection of KPMG as the independent auditor of SPS Commerce, Inc. for the year ending December 31, 2023; and
•FOR advisory approval of the compensation of our NEOs.
Your vote is important. We urge you to vote, or to instruct your broker, bank, trust, or other nominee how to vote, on all matters before the annual meeting. If you are a street name holder and fail to instruct the stockholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. Other than the ratification of the selection of KPMG as our independent auditor for the year ending December 31, 2023, the rules do not permit member brokers to exercise voting discretion as to the uninstructed shares on any matter included in the notice of meeting. With respect to the ratification of the selection of KPMG as our independent auditor for the year ending December 31, 2023, the rules permit member brokers to exercise voting discretion as to the uninstructed shares. For matters with respect to which the broker, bank or other nominee does not have voting discretion or has, but does not exercise, voting discretion, the uninstructed shares will be referred to as a “broker non-vote.” For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”

4.	Q	Can I change my vote after submitting my proxy?
A
Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:
•by submitting a later-dated proxy by telephone or the internet before 11:59 p.m. ET on May 11, 2023 for shares held directly and before 11:59 p.m. ET on May 9, 2023 for shares held in a Plan;
•by submitting a later-dated proxy to the Chief Financial Officer of SPS, which must be received by us before the time of the annual meeting;
•by sending a written notice of revocation to the Chief Financial Officer of SPS, which must be received by us before the time of the annual meeting; or
•by voting at the virtual meeting.

5.	Q	Can I vote my shares at the meeting?
A
If you are a stockholder of record or beneficial owner of common stock as of the close of business on the record date, you may vote your shares during the virtual meeting by using the 16-digit control number on your Notice, your proxy card, or your voting instruction form, as applicable, on www.virtualshareholdermeeting.com/SPSC2023. Even if you currently plan to attend the meeting, we recommend that you submit your proxy as described above so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote at the annual meeting, the vote you submit at the meeting will override your proxy vote.

8|	Proxy Statement for the 2023 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

6.	Q	What vote is required to approve each item of business included in the notice of meeting?
A
A director nominee will be elected if the number of votes cast “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee. Any incumbent director who does not receive a greater number of votes “FOR” than “AGAINST” his or her reelection in an uncontested election shall tender his or her resignation to the Board, subject to acceptance. The Board will determine whether to accept or reject the offer to resign within 90 days of certification of the stockholder vote.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present at the meeting or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent auditor.

For the advisory vote to approve the executive compensation of our NEOs, there is no minimum approval necessary for the proposal since it is an advisory vote; however, the Board will consider the results of the advisory vote when considering future decisions related to such proposals.

7.	Q	How are votes counted?
A
You may vote “FOR,” “AGAINST” OR “ABSTAIN” for each director nominee and on the other proposals. If you properly submit your proxy but abstain from voting for a director nominee or on the other proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting. If you do not submit your proxy or voting instructions and also do not vote at the annual meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted?”

If you abstain from voting for one or more of the director nominees or you do not vote your shares on this matter (whether by broker non-vote or otherwise), this will have no effect on the outcome of the vote. With respect to the proposal to ratify the selection of KPMG as our independent auditor, if you abstain from voting, doing so will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), this will have no effect on the outcome of the vote. Abstentions and broker non-votes will have no effect on the advisory vote to approve the compensation of our NEOs.

9|	Proxy Statement for the 2023 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

ITEM 1 – ELECTION OF DIRECTORS
The Board currently consists of seven directors and the Board has set the number of directors that will constitute the Board as of the annual meeting at seven. Our Amended and Restated Bylaws provide that each member of our Board is elected annually by a majority of votes cast if the election is uncontested. All of our directors were elected by our stockholders at our 2022 annual meeting of stockholders.
The following are directors who currently serve on our Board and are nominated for reelection and continued service upon recommendation of the Governance & Nominating Committee.

Name	Age(1)	Position	Director Since	Independent
Archie Black	60	Chief Executive Officer	2001	No
James Ramsey	50	Director	2014	Yes
Marty Reaume	57	Director	2018	Yes
Tami Reller	58	Director	2016	Yes
Philip Soran	66	Chair of the Board	2010	Yes
Anne Sempowski Ward	51	Director	2020	Yes
Sven Wehrwein	72	Director	2008	Yes
(1)Age as of March 30, 2023
All nominated Board members have agreed to serve as directors if elected. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by our Board. The director nominees, if reelected, will serve until our 2024 annual meeting of stockholders or until their successors are elected and qualified.

The Board recommends a vote FOR the election of each of the director nominees. Proxies will be voted FOR the election of each of the nominees unless otherwise specified.

Set forth below is biographical information for each of the nominated directors. The following includes certain information regarding our directors’ collective and individual experience, qualifications, attributes, and skills that led the Board to conclude that the makeup of the Board is appropriate and each director should continue service.

10|	Proxy Statement for the 2023 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Director Skills, Experience and Diversity

The Board strives for well-qualified directors, with the diversity, experience, and skill to be effective and to provide strong oversight and thought leadership to management and exercise oversight responsibilities on behalf of SPS stockholders. Each director brings experience, skills, and diversity that complement those of the other directors. The Board believes that all the directors nominated for election are highly qualified, and have the skills, experience, and diversity required for service on the Board.

Core skills, experiences, and statistics for each of our current directors are included in the summary graphics below. The lack of a skill or experience noted below does not mean the director does not possess that qualification but rather a noted skill or experience indicates a specific area of focus or expertise on which the Board relies most heavily.

	Black	Ramsey	Reaume	Reller	Soran	Sempowski Ward	Wehrwein
Knowledge, Experience, and Skill
Financial Literacy Experience in overseeing and understanding financial statements, capital structure, and internal controls	●			●	●	●	●
SaaS Experience in the Software-as-a-Service (SaaS) business model	●	●	●		●		●
Technology Experience in managing and developing technology, including cybersecurity	●			●	●		●
Retail Market Experience in our primary customer market, retailers	●					●

Senior Leadership / Corporate Governance
Experience in senior leadership or the direct management of corporate governance to assist in our organizational and operating structures, including risk management
	●	●	●	●	●	●	●
Talent Management / Human Resources Experience in the direct management of retaining and compensating people	●	●	●		●	●
Sales / Customer Engagement Experience in the direct management of the sales or customer success organizational functions	●	●			●	●
Mergers & Acquisitions Experience in the various phases of M&A work including target identification, due diligence, agreement negotiation and review, and integration	●	●	●	●	●	●	●
International Operations Experience in the complex landscape of existing and growth into multi-national operations	●	●	●	●
Gender
Male	●	●			●		●
Female			●	●		●
Race/Ethnicity
African American or Black						●
White	●	●	●	●	●		●

Average Tenure*
8.7

Average Age
59

*excludes non-independent director

11|	Proxy Statement for the 2023 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Director

Archie Black Director since 2001 Chief Executive Officer, SPS Commerce, Inc.

Professional Highlights	Skills and Experiences
o     SPS Commerce, Inc., Chief Executive Officer, 2001 – present, President, 2001 – 2022, Senior Vice President and Chief Financial Officer, 1998 – 2001
o     Director
   Proto Labs, Inc, a publicly traded internet-enabled manufacturer of custom parts; Chairman since 2020
   Graco Inc., a publicly traded manufacture of fluid handling products
o     Investment Advisors, Inc., Senior Vice President and Chief Financial Officer, 1987 – 1998
International asset management firm
o     Price Waterhouse, Auditor, 1984 – 1987
International audit, tax, and consulting firm
o     Director on the Minnesota Business Partnership
Group of over 100 senior executives of Minnesota’s largest employers that works on a range of Minnesota based policy issues

•Financial Literacy
•SaaS
•Technology
•Retail Market
•Senior Leadership / Corporate Governance
•Talent Management / Human Resources
•Sales / Customer Engagement
•Mergers & Acquisitions
•International Operations

Primary Nominee Qualifications	Extensive management, financial, and operational experience as well as his experience with our Company.

James Ramsey Director since 2014

Professional Highlights	Skills and Experiences
o     Director
    Informed IQ, a banking technology company
    Wisdom Labs, a workplace wellbeing technology company
    Ambra Health (formerly DicomGrid), a medical data and image management cloud software company
o     Vlocity Inc., Director, 2014 – 2020
Co-founder of the industry-specific cloud CRM application provider
o     Flipgrid, Inc., Director, 2014 - 2019
Education technology software company
o     NetSuite Inc., 2003 – 2013, several executive roles including Executive Vice President of Worldwide Sales and Distribution
Publicly traded provider of cloud-based business management software
o     Oracle Corporation, Various sales management roles, 1995 – 2003
Publicly traded software and technology provider
•SaaS •Senior Leadership / Corporate Governance •Talent Management / Human Resources •Sales / Customer Engagement •Mergers & Acquisitions •International Operations

Primary Nominee Qualifications	Experience in software sales and in rapidly scaling sales organizations.

12|	Proxy Statement for the 2023 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Directors

Marty Reaume Director since 2018

Professional Highlights	Skills and Experiences
o    SemperVirens Venture Capital, HR Venture Advisor, 2020 – present
Early stage venture capital fund
o    Director
Wisdom Labs, a workplace wellbeing technology company
    Ambra Health (formerly DicomGrid), a medical data and image management cloud software company
o    Twilio Inc., Chief People Officer, 2017 – 2019
Publicly traded developer and provider of a communication cloud-based platform
o    Fitbit, Inc., Chief People Officer, 2015 – 2017
Publicly traded health solution technology provider
o    NetSuite, Inc., Chief People Officer, 2009 – 2014; Head of Human Resources, 2006 – 2009
Publicly traded provider of cloud-based business management software
•SaaS •Senior Leadership / Corporate Governance •Talent Management / Human Resources •Mergers & Acquisitions •International Operations

Primary Nominee Qualifications	Strong human resources, executive compensation, talent acquisition and development, and mergers and acquisitions expertise.

Tami Reller Director since 2016 Chair of the Board, 2018 - 2021

Professional Highlights	Skills and Experiences
o   Duly Health and Care, Chief Executive Officer, 2022 - present; President, 2021 – 2022
Multi-specialty health care group
o    Director
    Avalara, a publicly traded automated tax compliance software company (through Q4'22)
o    UnitedHealth Group, Executive Vice President and Chief Marketing and Experience Officer, 2017 – 2021
Publicly traded health benefits and service platform
o    Optum, Chief Growth Officer, Chief Financial Officer, 2016 – 2017; Chief Marketing Officer, 2014 – 2016
Part of UnitedHealth Group, pharmacy benefit manager
o    Microsoft Corporation, 2001 – 2014, several executive roles including Executive Vice President of Marketing, Divisional Chief Financial Officer and Divisional Chief Marketing Officer
Publicly traded software and technology company
o    Great Plains Software, Chief Financial Officer, 1999 – 2001
Publicly traded accounting and ERP software provider
•Financial Literacy •Technology •Senior Leadership / Corporate Governance •Mergers & Acquisitions •International Operations

Primary Nominee Qualifications	Extensive experience managing software companies, financial understanding and auditing review, and general business knowledge.

13|	Proxy Statement for the 2023 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Directors

Philip Soran Director since 2010 Chair of the Board: 2014 - 2017, 2022 - Present

Professional Highlights	Skills and Experiences
o    Director
   Piper Sandler Companies, a publicly traded investment bank and asset management firm; Lead director since 2018
   Foodsby, a food delivery service
   Origina, a technology services company
   Spineology Inc., a medical technology company
o    Flipgrid, Inc., Executive Chairman, 2015 – 2018
Education technology software company
o    Compellent Technologies, Inc., President/Chief Executive Officer, Director, 2002 – 2012
Co-founded publicly traded software company
o    Xiotech, President/Chief Executive Officer, Director, 1995 – 2001
Co-founded network storage business
o Prodea Software Corporation, Executive Vice President, 1993 – 1995
Data warehousing software company
•Financial Literacy •SaaS •Technology •Senior Leadership / Corporate Governance •Talent Management / Human Resources •Sales / Customer Engagement •Mergers & Acquisitions

Primary Nominee Qualifications	Experience as a chief executive officer of a publicly traded company, service on a variety of public and private technology-related company boards, and experience in founding and building technology companies as well as corporate vision and operational knowledge.

Anne Sempowski Ward Director since 2020

Professional Highlights	Skills and Experiences
o     CURiO Brands, Chief Executive Officer and Chair, 2012 – present
Consumer goods provider
o     Director
   Vanda Pharmaceuticals, publicly traded biopharma company
   Spectrum Brands, publicly traded consumer goods provider (through 2021)
o     The FORWARD Group, Chief Executive Officer, 2010 – 2012
Co-founded business consulting group
o     Johnson Publishing Company, President & Chief Operating Officer, 2007 – 2010
Media and beauty company
o     The Coca-Cola Company, Assistant Vice President, 2006 – 2007
Publicly traded multinational consumer goods provider
o     Procter & Gamble, Associate Marketing Director, 1994 – 2006
Publicly traded multinational consumer goods provider
•Financial Literacy •Retail Market •Senior Leadership / Corporate Governance •Talent Management / Human Resources •Sales / Customer Engagement •Mergers & Acquisitions

Primary Nominee Qualifications	Experience as a chief executive officer and brand builder in the high-growth consumer and retail environment, executive experience with consumer goods companies and extensive marketing, brand management, and operational leadership for companies across multiple sectors.

14|	Proxy Statement for the 2023 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Directors

Sven Wehrwein Director since 2008

Professional Highlights	Skills and Experiences
o     Independent financial consultant to emerging companies, 1999 – present
o     Over 40 years in accounting and finance roles as a certified public accountant (inactive), investment banker to emerging growth companies, chief financial officer, and audit committee chair
o     Director
   Atricure, Inc., publicly traded medical device company
   Proto Labs, Inc., publicly traded internet-enabled manufacturer of custom parts
o     Served as a director of the following publicly traded companies:
   Cogentix Medical, Inc., 2006 – 2016
   Compellent Technologies, Inc., 2007 – 2011
   Image Sensing Systems, Inc., 2006 – 2012
   Synovis Life Technologies, Inc., 2004 – 2012
   Vital Images, Inc., 1997 – 2011
•Financial Literacy •SaaS •Technology •Senior Leadership / Corporate Governance •Mergers & Acquisitions

Primary Nominee Qualifications	Capabilities in financial understanding, strategic planning, and auditing expertise, given his experiences in investment banking and in financial leadership positions.

15|	Proxy Statement for the 2023 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board conducts its business through meetings of established standing committees. Each of the standing committees has adopted and operates under a written charter, all of which are available within our corporate governance section of our investor relations portion of our website at www.spscommerce.com. We have adopted a code of business conduct and ethics relating to the conduct of our business by our directors, officers (including our principal executive officer and principal financial officer), and employees, that can also be found in the same section on our website. We plan to post on our website at the address described above any future amendments or waivers of our Code of Conduct. Additionally, our Corporate Governance Guidelines are also available in the same section on our website.

Board Leadership Structure
One of the key responsibilities of the Board is to have a leadership structure that allows it to provide effective oversight of management and maximize the contributions of its members. The Board evaluates its leadership structure on an ongoing basis. The Board does not have a firm policy as to whether the position of the Chair of the Board and the position of the CEO or other executive position should be separate. Rather, the Board believes it should retain the flexibility to decide what is in the best interest of the Company at any point in time. If the position of Chair is held by a director who is not independent, the Board will appoint a lead independent director from among its members using criteria the Board deems appropriate. If the Chair is an independent director, then the duties of the lead independent director described below shall be part of the duties of the Chair.
The Board believes that in the absence of an independent Chair, a lead independent director is an integral part of a governance structure that promotes strong, independent oversight of the Company’s management and affairs. In fulfilling his or her responsibilities, the lead independent director, if any, will: preside at all meetings of the Board when the Chairperson is not present; convene and preside at meetings of the independent directors, including executive sessions; review and provide input on meeting agendas for the Board and its committees; and perform such other duties as may be requested by the Board. Currently:
•Archie Black serves as our CEO and has done so since 2001; and
•Philip Soran serves as our Board Chair and has done so since 2022, as well as from 2014 to 2017.

Board Committees
The Board has established an Audit Committee, a Compensation & Talent Committee, a Governance & Nominating Committee and a Finance & Strategy Committee. The following sets forth the membership of each of our committees as of March 16, 2023.

DIRECTOR	COMMITTEES
	Audit	Compensation & Talent	Governance & Nominating	Finance & Strategy
Archie Black				●(1)
James Ramsey		●	◆
Marty Reaume		◆	●	●
Tami Reller	●
Anne Sempowski Ward	●		●
Philip Soran		●		●
Sven Wehrwein	◆			◆
◆ Chair ● Member
(1)Mr. Black is an ex-officio member of the Finance & Strategy Committee, with a standing invitation to attend each committee meeting but does not count for quorum purposes or vote on committee matters.

16|	Proxy Statement for the 2023 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The primary responsibilities, members, and number of meetings in 2022 of each Board committee are discussed in turn below.

Audit Committee
Chair:
Among other matters, our Audit Committee:
•assesses management's processes for ensuring the quality and integrity of the Company's financial statements through oversight of the accounting and financial reporting process and audits of the financial statements;
•evaluates the qualifications, performance and independence of our independent auditor and reviews and approves both audit and non-audit services to be provided by the independent auditor;
•discusses with management and our independent auditors any major issues as to the adequacy of our internal controls, any actions to be taken in light of significant or material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;
•oversees our legal and regulatory compliance process;
•oversees management's processes to monitor, control, and report on significant corporate risk exposures;
•establishes procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;
•oversees our investment and cash management policies; and
•prepares the Audit Committee report that SEC rules require to be included in our annual Proxy Statement.
Each of the members of our Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Global Market. Our Board has determined that Mr. Wehrwein is an Audit Committee financial expert, as defined under the applicable rules of the SEC. Each member of our Audit Committee satisfies the Nasdaq Global Market independence standards and the independence standards of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934.

Sven Wehrwein

Additional Members:
Tami Reller
Anne Sempowski Ward

Number of Meetings Held in 2022:
6

17|	Proxy Statement for the 2023 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Compensation & Talent Committee
Chair:
Among other matters, our Compensation & Talent Committee:
•reviews and approves, on an annual basis, the goals, and objectives relevant to our executive officers' compensation;
•assesses and approves our CEO and other executive officers’ annual compensation, including salary, bonus, incentive and equity-based compensation, based on a review of executive officer performance evaluations, a review of peer company compensation programs, and external consultations;
•administers our equity compensation plans;
•periodically reviews the compensation paid to our non-employee directors and recommends any adjustments in director compensation to our Board; and
•reviews and provides guidance to management with respect to our human capital management policies, programs and strategies, including but not limited to those regarding talent recruitment, development and retention, health and safety, organizational culture, diversity, equity and inclusion, and compensation and benefits.

Marty Reaume

Additional Members:
James Ramsey
Philip Soran

Number of Meetings Held in 2022:
7

Governance & Nominating Committee
Chair:
Among other matters, our Governance & Nominating Committee:
•identifies and recommends individuals qualified to become members of the Board;
•determines the composition of the Board and its committees;
•oversees the evaluation of our Board and individual directors;
•reviews and recommends any modifications to our Corporate Governance Guidelines;
•recommends to the Board succession plans for our CEO and other critical, senior management positions; and
•discusses with management the Company’s objectives, policies, and efforts related to corporate responsibility matters (including sustainability, environmental, corporate citizenship, social, political, and public policy matters).

James Ramsey

Additional Members:
Marty Reaume
Anne Sempowski Ward

Number of Meetings Held in 2022:
5

Finance & Strategy Committee
Chair:
Among other matters, our Finance & Strategy Committee assists the Board in matters involving certain finance and strategic matters, including:
•reviewing and monitoring the management of capital;
•reviewing dividend and share repurchase policies and practices: and
•reviewing proposed merger, acquisition, recapitalization, financing and other similar transactions.

Sven Wehrwein

Additional Members:
Marty Reaume
James Ramsey
Archie Black (ex officio)

Number of Meetings Held in 2022:
5

18|	Proxy Statement for the 2023 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meeting Attendance
Our Corporate Governance Guidelines provide that our directors are expected to attend meetings of the Board and of the committees on which they serve, as well as our annual meeting of stockholders. Our Board held the following meetings during 2022.

Committee	Meetings (#)
Audit	6
Compensation & Talent	7
Governance & Nominating	5
Finance & Strategy	5
Full Board of Directors	8
Each of our directors attended at least 75% of the meetings of the Board and the committees on which they served during 2022, and each of our directors attended our 2022 annual meeting.

Board Involvement in Risk Oversight

Responsibility of Management	Our management is responsible for identifying the various risks facing us, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis.

Responsibility of the Board
The Board is responsible for monitoring our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks; the Board is not responsible, however, for identifying or managing our various risks.

Responsibility of the Audit Committee
The Audit Committee is primarily responsible for monitoring management’s responsibility in the area of financial risk oversight whereas the Board, with the assistance from the Audit Committee, is primarily responsible for monitoring management’s responsibility in our other areas of risk management.

Accordingly, management regularly reported to the Audit Committee and the Board on risk management during 2022.

Responsibility of the Compensation & Talent Committee
The Compensation & Talent Committee is charged with overseeing risks associated with our variable compensation policies and practices and annually reviews whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on SPS.

The Audit Committee and the full Board focus on the material risks facing us, including financial, operational, market, geographic, liquidity, legal and regulatory risks, to assess whether management has reasonable controls in place to address these risks. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

19|	Proxy Statement for the 2023 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Procedures for Contacting the Company, including the Board
Throughout this Proxy Statement, we identify reasons stockholders may need or wish to contact the Company. All of those communications should be directed to the title of the person indicated at the address below.
Stockholders who wish to communicate with the Board may do so by writing to the Board or a particular director in care of the Secretary of the Company. Communications should be delivered to the address below, with attention to “Secretary”.
SPS Commerce, Inc.
333 South Seventh Street, Suite 1000
Minneapolis, Minnesota 55402
All communications addressed to the Board will initially be received and processed by the Secretary of the Company, who will then refer the communication to the appropriate Board member (either the director named in the communication, the chairperson of the Board committee having authority over the matter raised in the communication, or the chairperson of the Board in all other cases). The director to whom a communication is referred will determine, in consultation with our counsel, whether a copy or summary of the communication will be provided to the other directors. The Board will respond to communications if and as appropriate.

Director Independence
As required under the Nasdaq Global Market rules and regulations, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq Global Market, as in effect from time to time.
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and our Company, our management, and our independent registered public accounting firm, the Board has affirmatively determined that all of our Company’s directors are independent directors within the meaning of the applicable listing standards of the Nasdaq Global Market, except for Mr. Black, our current CEO.
As required under the Nasdaq Global Market rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All members of each of the Audit Committee, Compensation & Talent Committee, and Governance & Nominating Committee have been determined by the Board to be independent within the meaning of the Nasdaq Global Market rules and regulations and applicable SEC rules.

Hedging, Pledging and Other Restricted Transactions
Our directors, consistent with all of our employees and executives, are prohibited from engaging in the following transactions with respect to our securities:
•Purchasing our securities on margin, or otherwise pledging our securities;
•Short sales of our securities (selling securities not owned at the time of sale);
•Buying or selling put or call options or other derivative securities based on our securities;
•Purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, zero cost collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities; and
•Engaging in limit orders or other pre-arranged transactions that execute automatically, except for “same-day” limit orders and approved 10b5-1 plans.

20|	Proxy Statement for the 2023 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Procedures for Selecting and Nominating Director Candidates
Stockholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article II, Section 2.4(a)(2) of our bylaws, and with the rules and regulations of the SEC. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate an individual for service as a director, you must be a stockholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our bylaws, director nominations generally must be made pursuant to notice delivered to, or mailed and received at, our principal executive offices at the address above, not later than the 90th day (February 12, 2024), nor earlier than the 120th day (January 13, 2024), prior to the first anniversary of the prior year’s annual meeting of stockholders. Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected).
Your notice also must set forth the following information for you and any beneficial owner on whose behalf you make a nomination:
(i)the name and address of the stockholder, as they appear on our books;
(ii)the class and number of shares of our capital stock which are owned beneficially and of record, as well as a description of all securities or contracts, with a value derived in whole or in part from the value of any shares of our capital stock, held by you and such beneficial owner or to which either is a party;
(iii)a description of all arrangements or understandings between you and any such beneficial owner and any other person or persons (including their names) regarding the nomination;
(iv)a representation that you intend to appear at the meeting, or by proxy thereto, to nominate the persons named in your notice; and
(v)a description of any other information relating to you and any such beneficial owner that would be required to be disclosed in a Proxy Statement or other filing required to be made in connection with the solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934.

A stockholder who intends to solicit proxies in support of director nominees other than the Company’s director nominees and who has delivered a notice of nomination pursuant to our bylaws shall promptly certify to the Company, and notify the Company in writing, that it has complied with or will comply with the requirements of Rule 14a-19 under the Exchange Act, and upon request of the Company, shall, not later than five business days prior to the date of the applicable meeting of stockholders, deliver to the Company reasonable evidence of such compliance.
If a stockholder desires to recommend a candidate for consideration by the Governance & Nominating Committee, instead of nominating that director for election by stockholders, the Governance & Nominating Committee will consider such director candidates recommended to it by stockholders in the same manner that it considers all director candidates. Stockholders who wish to suggest qualified candidates should write to the Company at the address listed above, to the attention of the Chair of the Governance & Nominating Committee, stating in detail the characteristics that make the candidate a suitable person to serve on our Board in light of our Corporate Governance Guidelines.
As required by our Corporate Governance Guidelines, when evaluating the appropriate characteristics of candidates for service as a director, the Governance & Nominating Committee takes into account many factors. The Board selects and recommends to stockholders qualified individuals who, if added to the Board, would provide the appropriate mix of director characteristics, experience, perspectives, and skills. Board candidates are considered based on various criteria, including breadth and depth of relevant business and Board skills and experiences, judgment and integrity, reputation in their profession, diversity of background, education, leadership ability, concern

21|	Proxy Statement for the 2023 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
for the interests of stockholders and relevant regulatory guidelines. These considerations are made in the context of an assessment of the perceived needs of the Board at the particular point in time. We do not have a formal policy with respect to diversity, however, the Board seeks to have a Board that represents diversity as to gender, race, ethnicity, and background experiences. We are committed to inclusiveness and as such, when searching for director nominees, the Governance & Nominating Committee endeavors to include highly qualified diverse candidates (including gender, race, and ethnicity) in the pool from which nominees are chosen. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time.

Board Diversity
As of March 30, 2023, the diversity of our Board was as follows:

Board Diversity Matrix
	2023 Board
Total number of directors	7

Part I: Gender Identity	Female	Male
Directors	3	4

Part II: Demographic Background
African American or Black	1	—
White	2	4

Director Compensation
Our director compensation program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and to align their interests with the long-term interests of our stockholders. Director compensation reflects our desire to attract, retain, and use the expertise of highly qualified individuals serving on our Board. The Compensation & Talent Committee reviews the compensation structure and overall level of compensation arrangements for our non-employee directors every two years relative to the midpoint of our Peer Group, as discussed in the Compensation Discussion & Analysis section below, and makes recommendations to our Board.

Equity Awards
For 2022, our director compensation program provided that each non-employee director receives a total grant of $175,000, unchanged from the 2021 compensation program. The compensation is split equally ($87,500) between stock options and the director’s election for restricted stock, DSUs or a combination thereof. The components are granted on the date of the annual meeting of stockholders, calculated as the grant date fair value of the option computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). All grants vest in four equal installments on the last day of each fiscal quarter, with the first vesting date occurring on June 30, 2022, provided the recipient remains a member of the Board as of each of the vesting dates. Stock options have an exercise price equal to the fair market value of our common stock on the date of grant. DSUs must be retained until completion of the director’s service on the Board, and upon completion of such service, convert into an equal number of shares of our common stock. A director may defer receipt of the shares for up to ten years after completion of service.

22|	Proxy Statement for the 2023 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Additionally in connection with initial appointment to the Board, each new non-employee director receives a stock option grant to purchase $175,000 of shares of our common stock, granted following the release of earnings for the quarter in which appointment occurs.
Cash Compensation
Non-employee directors receive cash fees in addition to the equity awards described above. In 2022, each non-employee director was paid the following cash retainers for roles served:

Membership	Chairperson Annual Cash Fee ($)(1)	Non-Chair Member Annual Cash Fee ($)(1)
Board of Directors	61,000	31,000
Audit Committee	20,000	8,000
Compensation & Talent Committee	12,000	5,000
Finance & Strategy Committee	10,000	5,000
Governance & Nominating Committee	7,500	4,000

(1)Directors receive pro-rata cash compensation for partial year membership(s).
We also reimburse our non-employee directors for out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

The table below sets forth the compensation provided to our non-employee directors during 2022.

2022 Director Compensation Table

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Name(1)	($)	($)(2)	($)(2)	($)
James Ramsey	43,500	87,412	87,490	218,402
Marty Reaume	50,111	87,412	87,490	225,013
Tami Reller	49,200	87,412	87,490	224,102
Philip Soran	64,578	87,412	87,490	239,480
Anne Sempowski Ward	43,000	87,412	87,490	217,902
Sven Wehrwein	59,111	87,412	87,490	234,013

(1)Mr. Black did not receive any separate compensation for his service as a director. His compensation for serving as our CEO is set forth under the “2022 Summary Compensation Table.”
(2)Represents the grant date fair value of the stock and option awards granted during the year determined in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation of our equity awards for financial reporting purposes, refer to Note A and Note K to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 21, 2023.
Under our stock ownership guidelines, we require our non-employee directors to own shares of our common stock having a fair market value equal to five times the directors’ annual base cash retainer ($155,000 for 2022). Non-employee directors must comply with the stock ownership guidelines within five years of their appointment to the Board. Until a non-employee director has achieved compliance with the ownership guidelines, the director must retain 50% of the net shares acquired upon exercise, vesting or settlement of any equity award. Currently, vested in-the-money options and vested RSUs count toward the ownership level, but effective January 1, 2027, unexercised stock options will not count toward the ownership level. As of March 16, 2023, all of our non-employee directors had met the stock ownership requirement or had served as a director for less than five years.

23|	Proxy Statement for the 2023 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
As of December 31, 2022, the directors held shares of unvested restricted stock, options, and exercisable options as follows:

		Options
	Unvested Restricted Stock	Total Outstanding	Number of Outstanding Options that Were Exercisable
Name	(#)	(#)	(#)
James Ramsey	210	21,947	21,384
Marty Reaume	210	21,950	21,387
Tami Reller	210	47,936	47,373
Philip Soran	210	28,002	27,439
Anne Sempowski Ward	210	10,345	8,183
Sven Wehrwein	210	11,380	10,817

24|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Named Executive Officers
Our NEOs, who constitute all of our executive officers, for 2022 were the following:

Archie Black	Kimberly Nelson	James Frome

Chief Executive Officer	Executive Vice President and Chief Financial Officer	President and Chief Operating Officer
Executive since 1998	Executive since 2007	Executive since 2001
Age 60(1)	Age 55(1)	Age 58(1)

(1)Age as of December 31, 2022
Executive Summary
In 2022, the Compensation & Talent Committee took the following actions with respect to the compensation of our NEOs:
•Approved performance based PSU equity awards, representing 50% of both the CEO and other NEO equity awards;
•Approved time based vesting RSU equity awards, representing 50% of both the CEO and other NEO equity awards; and
•Maintained the formula-based target incentive plan bonus opportunity and base salary levels in comparison to 2021.
Each of the primary elements of our executive compensation program is discussed in more detail below.

25|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Compensation Objectives and Process
Historically and in 2022, our Compensation & Talent Committee (referred to in this Compensation Discussion and Analysis section as the “Committee”) has determined all elements of compensation for our NEOs. Generally, prior to making its compensation determinations, our CEO provides his review of our other NEOs to the Committee. Our Committee engages Compensia, Inc. (“Compensia”), a national independent compensation consultant, to help evaluate our compensation philosophy and provide guidance in administering our compensation program. Our Committee has determined that Compensia is independent and the services provided by Compensia do not raise any conflict of interests.
We set the compensation of our executive officers, including our NEOs, based on their ability to create sustainable long-term stockholder value in a cost-effective manner. Our executive compensation philosophy is to align executive compensation decisions with our desired business direction, strategy, and performance. The primary objectives and priorities of our executive compensation program are the following:
•Pay for Performance - Emphasize performance based compensation, primarily PSUs and incentive bonuses, that are tied to our financial and stock price performance in an effort to generate and reward superior individual and collective performance;
•Stockholder Alignment - Link our NEO’s incentive goals with the interests of our stockholders, provide equity-based forms of compensation and establish specific stock ownership guidelines for NEOs;
•Long-Term Success - Support and reward our executives for consistent performance over time and achievement of our long-term strategic goals; and
•Attraction and Retention - Attract and retain highly qualified executives whose abilities are critical to our success and competitive advantage.
To achieve these objectives, we have designed an executive compensation program that is significantly weighted towards long-term compensation. This approach aids us in the retention of executive officers and assures that the interests of our executive officers and stockholders are aligned. We provide compensation to our NEOs through a combination of base salary, incentive compensation, and equity awards (RSUs and PSUs under our 2010 Equity Incentive Plan).
While we have identified particular compensation objectives that each element of executive compensation serves, our compensation program is designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, we believe that as a part of our overall executive compensation policy, each individual element, to a greater or lesser extent, serves each of our objectives.
Strong Say-on-Pay Support
Our Committee considers the results of the stockholders’ advisory vote on the compensation of our NEOs. At our 2022 Annual Meeting of Stockholders, our say-on-pay proposal received “FOR” votes that represented 97.4% of the shares voted on this proposal. The Committee considered the results of the say-on-pay vote when evaluating our compensation practices and policies and when setting the compensation of our NEOs for 2022 and decided not to make any significant changes to our executive compensation program. The Committee believes that the significant support for the prior year say-on-pay proposal demonstrates stockholders’ strong support of our compensation program, policies, and practices.

26|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Policies and Practices
We maintained the following compensation policies and practices in 2022:
•No Tax Gross-Up Provisions - Our NEOs are not entitled to any tax gross-up treatment on any severance or change in control benefits.
•Compensation Programs Create No Excessive Risk - Our compensation programs are reviewed regularly by our Committee, as part of our annual compensation risk assessment, which has determined that our compensation programs do not create inappropriate or excessive risk that is likely to have a material adverse effect on our Company.
•Independent Compensation Consultant Engaged - Our Committee engaged an independent compensation consultant, Compensia, to assist the Committee with determining compensation for our NEOs as well as to provide the Committee with market data and guidance on best practices.
•Hedging Transactions Prohibited - Our insider trading policy prohibits our employees, including executive officers, and directors from participating in the following with respect to our securities: purchasing on margin, pledging or hedging, short sales, buying or selling put or call options or other derivative securities, purchasing financial instruments that are designed to hedge or offset any decrease in market value or engage in limit orders or other pre-arranged transactions that execute automatically except for ‘same-day’ limit orders and approved 10b5-1 plans.
•Compensation is Performance-Based - Our executive compensation program is designed so that a significant portion of compensation is based on corporate performance, as well as equity-based, to align the interests of our NEOs and our stockholders.
•Multi-Year Performance & Vesting Periods for Equity Awards - The PSUs granted are earned based on a three-year performance period and the RSUs granted vest over a four-year period, consistent with market practice and our retention objectives.
•Stock Ownership Guidelines - We maintain stock ownership guidelines which require our CEO to beneficially own shares of our common stock with a value equal to at least three times his base salary and our other executive officers to beneficially own shares of our common stock with a value equal to at least one times his or her base salary.
•No Perquisites - We do not provide perquisites or other personal benefits to our NEOs beyond what is provided to our other employees.
•Clawback Policy - We require reimbursement or forfeiture of all or a portion of any incentive compensation awarded to an executive when (i) the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements and the executive’s award, vesting, or payment of an award would have been smaller given the restated financial information or (ii) there is misconduct resulting in either a violation of the law or of Company policy that has caused significant financial or reputational harm to the Company and either the executive committed the misconduct directly or failed in his or her responsibility to manage or monitor the applicable conduct or controls. The Company intends to adopt a revised clawback policy regarding accounting restatements in accordance with the SEC’s adoption of new rules to implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once final listing standards are implemented by Nasdaq.

27|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Peer Group
Our Committee determines executive compensation, in part, by reference to the compensation information for the executives of a peer group of comparable companies. For purposes of 2022 compensation, our Committee reviewed a formal compensation study and executive compensation market assessment prepared by Compensia. The competitive market data used in the Compensia study was gathered from our compensation peer group, which consisted of the following US-based technology companies of similar size:

8x8	Q2 Holdings
Appian	Qualys
BlackLine	Rapid7
Fastly	SailPoint Technologies Holdings
Health Catalyst	Smartsheet
LivePerson	Talend S.A.
PagerDuty	Varonis Systems
Paylocity Holdings	Workiva
PROS Holdings	Zuora

In comparison to the prior year peers, we replaced five companies. We removed HealthStream, Model N, and Upland Software as those companies had market capitalization values significantly below our comparison range. We also removed 2U and Five9 as those companies had significantly higher revenue and market capitalization values, respectively, above our comparison range. We added BlackLine, Fastly, Health Catalyst, PagerDuty, and Smartsheet because they met our selection criteria, including being U.S. headquartered software companies with trailing four quarter revenue between 50% and 200% of our trailing four quarter revenue and with a market capitalization range of between 50% and 300% of our market capitalization at the time of review.

Data from the compensation peer group is valuable to the Committee because it provides insight into competitive pay practices for each of the elements of total compensation as well as confirms the reasonableness of its compensation decisions.
Factors Considered in Compensation Deliberations
The Committee does not use a single method or measure in setting or approving the target total direct compensation opportunities for each individual compensation element for our NEOs, nor is the weighting of any one factor on the determination of pay components and levels quantifiable in comparison to the other factors. The factors below, which the Committee considers when selecting and setting the amount of each compensation element for our NEOs provide a framework for its compensation decision-making:
•Our executive compensation program objectives;
•Our performance against the financial and operational goals and objectives established by the Committee and our Board;
•Each NEO's qualifications, knowledge, skills, experience, and tenure relative to other similarly-situated executives at the companies in our compensation peer group;
•The scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group;
•The prior performance of each NEO, based on an assessment of their contributions to our overall performance and ability to lead their business unit or function and work as part of a team;
•The potential of each NEO to contribute to our long-term financial, operational, and strategic objectives;
•The CEO’s compensation relative to that of our other executive officers, and compensation parity among our executive officers;
•Our financial performance relative to our peers;

28|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
•The compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data;
•In the case of long-term incentive compensation, the value of any outstanding vested and unvested equity awards held by each of our executive officers, including the equity awards and other long-term compensation opportunities granted to each executive officer in prior years; and
•The recommendations provided by our CEO regarding the compensation of our other executive officers, as described above.
These factors provide the framework for decision-making by the Committee with respect to the compensation of each of our NEOs.
Base Salary
Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our NEOs. Initially at the time of their hire, base salaries for each of our NEOs were established based on arm’s-length negotiations between us and the executive. Subsequently, our Committee reviews the base salaries of our NEOs annually at the beginning of each year. When negotiating or reviewing base salaries, the Committee considers market competitiveness based on experience, the executive’s expected future contribution to our success and the relative base salaries and responsibilities of our other executives. Based on such factors, the Committee made no changes to the base salaries for our NEOs, as shown below:

Name	2022 Base Salary ($)	2021 Base Salary ($)
Archie Black	523,000	523,000
Kimberly Nelson	385,000	385,000
James Frome	400,000	400,000

Management Incentive Plan
Our NEOs participate in our Management Incentive Plan, which provides them with an opportunity to receive a formula-based cash bonus. The bonus is intended to motivate our executives to achieve specific financial goals that will drive the growth and success of our business.
The formula-based bonus is based on a target bonus opportunity for each NEO established by the Committee at the beginning of each year. The Committee established the target bonus opportunity at an amount it believes is necessary to provide a competitive overall compensation package in light of each NEO's base salary and to motivate our executives to achieve an aggressive level of growth. For 2022, target bonus opportunities for each NEO remained the same as 2021. The amount of the bonus, if any, actually paid to executives after the end of the year is determined by the matrix approved by the Committee that takes into account our revenues and earnings before interest, taxes, depreciation and amortization and stock-based compensation, and other adjustments (“Adjusted EBITDA”){A}.
The formula-based bonus is based in part on revenues because, given the scalability of our current core business, the Committee believes revenue growth has the most significant impact on our financial results. The Committee also believes the bonus should be based in part on Adjusted EBITDA, because Adjusted EBITDA is a useful measure of our operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets.
The matrix approved for 2022 provided that each executive would receive a percentage of their target formula-based bonus, between zero and 195%, based on our actual revenues and Adjusted EBITDA performance for the year.
The Committee had the discretion to adjust the established thresholds for revenues and Adjusted EBITDA in the event we completed any acquisitions during the year. The Committee exercised such discretion for 2022 and

29|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
adjusted thresholds for both revenue and Adjusted EBITDA to account for the impact of the GCommerce and InterTrade acquisitions.
The Committee approved the matrix with the intent that achieving 100% of an executive’s target bonus will be a difficult but achievable goal in light of the prior year’s results of operations and anticipated growth for 2022. As a result of 2022 operating results, the formula-based bonus for each NEO was determined to be earned at 85% of the target amount, paid in 2023.

See below for the summary of the incentive factor thresholds, actual results, and corresponding earned incentive for 2022:

Incentive Factors	Minimum Incentive Threshold (1)	Target Incentive Threshold	Maximum Incentive Threshold	Actual Results
Revenue	$447,350,000	$454,550,000	$462,650,000	$450,875,000
Adjusted EBITDA{A}	$128,400,000	$128,400,000	$137,400,000	$132,268,000

Name	Minimum Incentive (1)	Target Incentive	Maximum Incentive	Earned Incentive
Archie Black	$313,800	$523,000	$1,019,850	$444,550
Kimberly Nelson	$173,250	$288,750	$563,063	$245,438
James Frome	$240,000	$400,000	$780,000	$340,000

2022 Proportion of Target	60%	100%	195%	85%

(1)If either the minimum revenue or Adjusted EBITDA threshold was not achieved, zero bonus would have been earned.

{A} Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A in this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.
Equity Awards
The equity awards granted to our NEOs reflect the pay levels our Committee believes are appropriate relative to the market data, each executive’s individual performance, and maintaining an overall competitive compensation package. We believe equity awards are an important element of compensation because they provide our executives an ownership interest in our Company, which helps align their interests with those of other stockholders. In the future, we anticipate that equity compensation will remain a significant part of our executive compensation program and will continue to be granted on an annual basis to ensure a continued unvested equity component to the executive compensation package. When determining the size of the equity award for our NEOs, our Committee considers the executive’s position and responsibilities, the equity holdings of our other executives, competitive market data, CEO recommendations for the other executives, and the anticipated future contribution the executive will make to our success. See below for the amount and mix of equity awards types granted to our NEOs.

Equity Award Type	2022 Average NEO Grant Date Value	2022 Average NEO Grant Shares/Units (#)	2022 Average Equity Award Package Proportion	2021 Average Equity Award Package Proportion	Award Package Proportion Change
RSUs	$1,815,819	13,951	50%	46%	4%
PSUs	$1,839,097	13,118	50%	54%	(4)%

30|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
RSUs
RSUs generally vest over four years and are intended to provide a strong retention component to the compensation program as they require the executives to maintain continuous employment with us in order for the awards to vest.
PSUs
PSUs are earned over a three-year performance period depending on the Company’s performance during such performance period and the award recipient’s continued employment. We believe PSUs further align our executives’ interests with those of our stockholders because the executives profit from PSUs only if certain performance goals are achieved.
The granted PSUs are earned contingent upon successful attainment of predetermined total shareholder return (“TSR”) targets, relative to Russell 2000 companies (the “Index”) over the course of the applicable performance period. PSUs vest in the quarter following the end of the performance period, upon the Committee's certification of the performance. The Index was selected because it is a major, broad index of stocks of which we are a component and many members are similar in size to SPS. The three-year period was designed to provide a long-term performance period to align management compensation with long term stockholder returns. The following table sets forth the TSR targets for PSUs granted to our NEOs in each 2020, 2021, and 2022:

Company TSR as Compared to Index TSR	Percentage of Target PSUs Earned
Company TSR is more than 10% less than Index TSR	0%
Company TSR is 10% less than Index TSR	40% (threshold)
Company TSR is equal to Index TSR	80%
Company TSR is 5% greater than Index TSR	100% (target)
Company TSR is 30% greater than Index TSR	200% (maximum)
If the Company’s TSR is greater than the Index TSR but is negative, the percentage of PSUs earned is capped at 100%. If the comparison of the Company’s TSR against Index TSR falls between the levels specified in the above table, the corresponding PSUs earned will be determined by a linear interpolation.
In early 2023, the Committee certified results for the 2020 – 2022 performance period for PSUs granted in 2020. Based on the Company’s TSR achieved relative to the Index TSR, the maximum performance was achieved and the maximum shares vested in 2023. See below for the calculation of the earned PSUs.

Performance Period: 2020 – 2022
Company TSR	134%
Index TSR	8%
Company TSR in excess of Index TSR	125%
Percent of Target PSUs Earned	(maximum) 200%
The earned but unvested shares are included in the “Outstanding Equity Awards at Fiscal Year-End” Table.

31|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Stock Ownership Guidelines
Under our stock ownership guidelines, our NEOs are required to beneficially own the following shares of common stock relative to their annual base salary:

Position	Common Stock Ownership Requirement Relative to Base Salary
CEO	3x
Other NEOs	1x
A NEO has five years from the date they become subject to the ownership guidelines to achieve compliance with the guidelines. Until a NEO has achieved compliance with the ownership guidelines, the individual must retain 50% of the net shares acquired upon exercise, vesting or settlement of any equity award. Each of our NEOs was in compliance with our stock ownership guidelines as of March 16, 2023.
Other Compensation
Perquisites are not a material aspect of our executive compensation program. All of our full-time employees, including our NEOs, are eligible to participate in our 401(k) Plan and Employee Stock Purchase Plan ("ESPP"), subject to limitations established by law. In the 401(k) Plan, participants can contribute up to 80% of their compensation, subject to the limits established by law, and we match 50% of the participants’ contribution up to the first 6% of pre-tax annual compensation. A portion of our match is in Company stock, which is purchased in the open market by our plan provider and immediately deposited into the participants’ 401(k) account. Our ESPP allows participants to contribute up to 10% of their compensation, subject to limitation established by the law, to purchase common stock on an after-tax basis, at a price that is the lower of 85% of the fair market value of our common stock at the beginning or end of each stock purchase period.
Severance, Change in Control, and Retirement Benefits
We have entered into employment agreements with each of our NEOs that require us to provide certain payments and benefits to them in the event of specified events, including termination of employment, a change in control of the Company, and retirement, with certain conditions. We believe that these payments and benefits are necessary to attract and retain our executives to join our Company and that they are in the best interests of the Company and our stockholders because they help assure us that we will have the continued dedication and objectivity of our executives, notwithstanding the possibility or occurrence of a change in control or planned retirement. See further discussion on these agreements in the "Potential Payments Upon Termination, Retirement, or Change in Control" below.
Tax Implications
Under Section 162(m) of the Internal Revenue Code (the “Code”), compensation paid to our NEOs in excess of $1 million is not deductible. The Committee believes that stockholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards result in non-deductible compensation expenses to the Company. Also, our Committee takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

32|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Accounting Implications
The Committee considers the impact of accounting treatment in developing and implementing our compensation programs, including the accounting treatment of amounts awarded or paid to our NEOs. We measure and recognize compensation expense in accordance with the corresponding accounting guidance, ASC 718, for stock-based payments, which requires that compensation expense relating to stock-based payment transactions be recognized in the financial statements based on the grant date fair value of the awards issued.

Compensation & Talent Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with management. We have recommended to the Board the inclusion of the Compensation Discussion and Analysis in the Company’s definitive Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.
Compensation & Talent Committee of the Board of Directors of SPS Commerce, Inc.
Marty Reaume, Chair
Philip Soran
James Ramsey

33|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

2022 Summary Compensation Table*
The following table provides information regarding the compensation paid to and earned by our NEOs in 2022, 2021, and 2020:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Archie Black	2022	523,000	—	5,089,381	444,550	9,150	6,066,081
Chief Executive Officer(3)	2021	523,000	—	5,241,434	920,480	8,550	6,693,464
	2020	523,000	—	3,892,234	387,020	8,550	4,810,804

Kimberly Nelson	2022	385,000	—	2,588,439	245,438	9,150	3,228,027
Executive Vice President and	2021	385,000	—	2,821,974	508,200	8,700	3,723,874
Chief Financial Officer	2020	374,000	—	1,658,387	207,940	8,550	2,248,877

James Frome	2022	400,000	—	3,286,927	340,000	9,150	4,036,077
President(3) and	2021	400,000	—	2,821,974	704,000	8,700	3,934,674
Chief Operating Officer	2020	374,000	—	1,658,387	276,760	8,550	2,317,697

(1)Represents the grant date fair value of the stock awards granted during the year determined in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation for our equity awards for financial reporting purposes, refer to Note A and Note K to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 21, 2023. The grant date fair value of the stock-based awards granted in 2022 are as follows:

Name	RSUs ($)	PSUs ($){A}	Total ($)
Archie Black	2,528,488	2,560,893	5,089,381
Kimberly Nelson	1,285,981	1,302,458	2,588,439
James Frome	1,632,987	1,653,939	3,286,927

{A} Represents the grant date fair value of PSUs granted in 2022 at the target level. The maximum value of PSUs granted in 2022 for each NEO, defined as maximum shares at grant date share price, is as follows:

Name	Maximum PSUs ($)
Archie Black	5,056,759
Kimberly Nelson	2,571,844
James Frome	3,265,881

(2)Represents the matching contributions under our 401(k) Plan.
(3)Effective January 2022, Mr. Frome was appointed our President and remains our Chief Operating Officer; Mr. Black remains our CEO.

*    See the “Compensation Discussion and Analysis” above for a description of our executive compensation criteria necessary for an understanding of the information disclosed in this table.

34|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

2022 Grants of Plan-Based Awards Table
The following table sets forth certain information regarding grants of plan-based awards to our NEOs in 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date(1)	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Award: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
Archie Black
Annual Cash Bonus (3)	—	12/8/2021	313,800	523,000	1,019,850	—	—	—	—	—
PSU Award (4)	1/3/2022	12/8/2021	—	—	—	7,306	18,266	36,532	—	2,560,893
RSU Award (5)	2/16/2022	12/8/2021	—	—	—	—	—	—	19,426	2,528,488
Kimberly Nelson
Annual Cash Bonus (3)	—	12/8/2021	173,250	288,750	563,063	—	—	—	—	—
PSU Award(4)	1/3/2022	12/8/2021	—	—	—	3,716	9,290	18,580	—	1,302,458
RSU Award(5)	2/16/2022	12/8/2021	—	—	—	—	—	—	9,880	1,285,981
James Frome
Annual Cash Bonus(3)	—	12/8/2021	240,000	400,000	780,000	—	—	—	—	—
PSU Award(4)	1/3/2022	12/8/2021	—	—	—	4,719	11,797	23,594	—	1,653,939
RSU Award(5)	2/16/2022	12/8/2021	—	—	—	—	—	—	12,546	1,632,987

(1)    Granted under our 2010 Equity Incentive Plan.
(2)    The grant date fair value was determined in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation for financial reporting purposes, refer to Note A and Note K to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 21, 2023.
(3)    Amounts represent the range of annual cash incentives that could have been earned in 2022 under the 2022 Management Incentive Plan based on actual revenues and Adjusted EBITDA. The actual cash incentive bonus earned in 2022 is reported in the 2022 Summary Compensation Table.
(4)    Amounts represent the number of PSUs that may be earned at threshold, target, and maximum levels. The PSUs will be paid out in shares of our common stock. The number of PSUs that the executive officer will receive will be determined at the conclusion of the 2022 – 2024 performance period and will be dependent upon the Company’s achievement of relative TSR targets. The current estimated earned level for the 2022 grants, based on the TSR targets from grant date through December 31, 2022, is 100%.
(5)    The RSUs vest as to one-fourth of the underlying units/shares on the first anniversary of the grant date, with the remaining RSUs vesting in series of 36 equal monthly installments each month thereafter.

35|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth certain information regarding the outstanding equity awards held by our NEOs as of December 31, 2022. The unit, share, and per share amounts included in the table reflect our two-for-one stock split effective August 22, 2019.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($/Sh)	Option Expiration Date	Grant Date		Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested (#)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units that Have Not Vested ($)(2)
Archie Black	2/19/2019	33,044	1,438	54.54	2/19/2026	2/19/2019	(3)	918	117,899	—	—
						2/21/2020	(4)	80,852	10,383,822	—	—
						2/21/2020	(3)	7,861	1,009,588	—	—
						1/4/2021	(5)	—	—	42,578	5,468,293
						2/19/2021	(3)	11,717	1,504,814	—	—
						1/3/2022	(5)	—	—	18,266	2,345,902
						2/16/2022	(3)	19,426	2,494,881	—	—
Kimberly Nelson	2/14/2017	29,604	—	27.85	2/14/2024	2/19/2019	(3)	468	60,105	—	—
	2/13/2018	33,008	—	27.34	2/13/2025	2/21/2020	(4)	28,834	3,703,151	—	—
	2/19/2019	16,866	734	54.54	2/19/2026	2/21/2020	(3)	4,205	540,048	—	—
						1/4/2021	(5)	—	—	22,924	2,944,129
						2/19/2021	(3)	6,309	810,265	—	—
						1/3/2022	(5)	—	—	9,290	1,193,115
						2/16/2022	(3)	9,880	1,268,888	—	—
James Frome	2/13/2018	9,432	—	27.34	2/13/2025	2/19/2019	(3)	536	68,838	—	—
	2/19/2019	9,218	840	54.54	2/19/2026	2/21/2020	(4)	28,834	3,703,151	—	—
						2/21/2020	(3)	4,205	540,048	—	—
						1/4/2021	(5)	—	—	22,924	2,944,129
						2/19/2021	(3)	6,309	810,265	—	—
						1/3/2022	(5)	—	—	11,797	1,515,089
						2/16/2022	(3)	12,546	1,611,283	—	—

(1)Options vest as to one-fourth of the shares on the first anniversary of the grant date, with the remaining shares vesting in a series of 36 equal monthly installments each month thereafter.
(2)Market values are calculated using the year end closing sale price of a share of our common stock on the Nasdaq Global Market, which was $128.43.
(3)RSUs vest as to one-fourth of the underlying units/shares on the first anniversary of the grant date, with the remaining underlying RSUs vesting in series of 36 equal monthly installments each month thereafter.
(4)PSUs granted in 2020 are reported at the earned number of units, the maximum amount, due to the attainment of the maximum TSR target over the completed performance period of 2020 - 2022, as discussed above under “Compensation Discussion and Analysis - Equity Awards”. These earned PSUs vested in 2023.
(5)PSUs granted in 2021 and 2022 are earned in accordance with the successful attainment of pre-determined TSR targets relative to the Index over a three-year performance period ending on December 31 2023, and 2024, respectively, and vest in the year subsequent to the end of the performance period upon certification by the Compensation & Talent Committee. The PSUs granted in 2021 and 2022 are reported at the estimated earned levels based on the respective levels of TSR targets from grant date through December 31, 2022, 200% and 100%, respectively, as the performance period has not concluded as of December 31, 2022.

36|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

2022 Options Exercised and Stock Vested Table
The following table sets forth certain information regarding stock option exercises and stock awards vested by our NEOs during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(2)(3)
Archie Black	64,668	7,052,853	45,988	5,491,253
Kimberly Nelson	2,526	298,824	23,912	2,855,996
James Frome	—	—	26,050	3,109,284

(1)Reflects the aggregate value realized on exercise by multiplying (a) the difference between (i) the market price of our common stock on the exercise date and (ii) the per share exercise price, by (b) the number of shares of our common stock acquired on exercise.
(2)Reflects the aggregate value realized by multiplying (a) the number of shares of our common stock vested by (b) the fair market value of our common stock of a share of our common stock on the vesting date.
(3)The stock awards that vested in 2022 were as follows:

Name	RSUs (#)	RSUs ($)	PSUs (#){A}	PSUs ($){A}
Archie Black	23,984	2,900,942	22,004	2,590,311
Kimberly Nelson	12,684	1,534,236	11,228	1,321,760
James Frome	13,218	1,598,701	12,834	1,510,583

{A} In 2022, the Committee certified results for the 2019 – 2021 performance period for PSUs granted in 2019. Based on Company TSR achieved relative to the Index TSR, the maximum threshold was achieved and the maximum shares vested in 2022. See below for the calculation of the earned PSUs.

Company TSR as Compared to Index TSR	Percentage of Target PSUs Earned
Company TSR is more than 10% less than Index TSR	0%
Company TSR is 10% less than Index TSR	40% (threshold)
Company TSR is equal to Index TSR	80%
Company TSR is 5% greater than Index TSR	100% (target)
Company TSR is 30% greater than Index TSR	200% (maximum)

Performance Period: 2019 – 2021
Company TSR	242%
Index TSR	58%
Company TSR in excess of Index TSR	184%
Percent of Target PSUs Earned	(maximum) 200%%

Pension Benefits
We do not offer pension benefits to our NEOs.

Non-Qualified Deferred Compensation
We do not offer non-qualified deferred compensation to our NEOs.

37|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Employment Agreements
We have employment agreements with our NEOs that include severance and change in control components. Additionally, we have confidentiality and non-competition agreements with each of these executive officers requiring the executive officers not to disclose our confidential information at any time. The agreements also require the executive officers not to compete with us or solicit our employees to engage in other employment during the term of their employment with us and for one year thereafter.
The employment agreements with our NEOs address various termination of employment and change in control scenarios. Payment of amounts under these circumstances is subject to certain conditions and limitations, including that the executive officer must execute a release of claims against us. The terms of potential payments under these agreements upon a termination of employment or change in control are summarized below under “Potential Payments Upon Termination or Change-in-Control.”

Potential Payments Upon Termination, Retirement, or Change in Control
We have entered into various agreements that will require us to provide certain payments and benefits to our NEOs in the event of certain specified termination of employment, including a termination of employment in connection with a change in control of the Company. All payments and benefits noted below are conditional upon the execution of release and continued compliance with confidentiality, non-competition, and non-solicitation agreements.
For these purposes, the following terms are defined:

•“Change in Control” includes (i) any person’s acquisition of beneficial ownership of 50% or more of our outstanding common stock; (ii) a failure to have a majority of our Board be people for whose election our Board solicited proxies; (iii) approval by our stockholders of a reorganization, merger or consolidation, unless our stockholders immediately prior to the transaction own more than 50% of the voting power of the corporation resulting from the transaction; or (iv) approval by our stockholders of the disposition of all or substantially all of our assets.
•“Change in Control Period” means the period starting three months immediately before a Change in Control and continuing for 12 months immediately following a Change in Control.
•“Cause” for termination exists upon (i) failure by the NEO to cure his or her material breach of the terms of a non-competition/non-solicitation agreement between us and the officer within 30 days of receipt of written notice of breach from us; (ii) gross negligence or willful misconduct by the officer; (iii) conviction of the officer of a crime involving moral turpitude or any felony; (iv) willful violation of instructions from our Board or Chief Executive Officer; or (v) fraud, embezzlement, theft or proven dishonesty against us.
•“Good Reason” is defined to mean the occurrence of any of the following events, in each case without the NEO's consent: (i) a reduction of 10% of more in Employee’s base salary or annual bonus opportunity, (ii) a material reduction in the NEO's employment responsibilities, including a reduction in title or the Company no longer a reporting company under the Securities Exchange Act of 1934, (iii) a material reduction in the executive officer’s employment responsibilities, or (iii) a relocation of the executive officer’s primary work location by more than 30 miles.
Termination without Cause or Resignation for Good Reason Outside of Change in Control Period
Mr. Black
The employment agreement with Mr. Black provides that if we terminate Mr. Black without Cause, or if he terminates his employment with us for Good Reason, we will pay or provide to him:
•12 months of then-current base salary over a 12-month period in accordance with our regular payroll practices; and
•12 months of continued payment of health insurance premiums.

38|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Other NEOs
The employment agreements with each of our other NEOs provide that if we terminate the NEO's employment without Cause, we will pay or provide to the executive officer:
•12 months of then-current base salary over a 12-month period in accordance with our normal payroll practices;
•A lump-sum payment equal to 100% of his or her target annual cash incentive bonus for the fiscal year in which the termination of employment occurs (payable in a lump sum no later than 60 calendar days after the date of termination); and
•12 months of continued payment of health insurance premiums.
If the executive officer resigns for Good Reason, we will pay the executive officer:
•Six months of then-current base salary over a six-month period in accordance with our normal payroll practices;
•A lump-sum payment equal to 50% of his or her target annual cash incentive bonus for the fiscal year in which the termination of employment occurs (payable in a lump sum no later than 60 calendar days after the date of termination); and
•Six months of continued payment of health insurance premiums.
Termination without Cause or Resignation for Good Reason Inside of Change in Control Period
Mr. Black
The employment agreement with Mr. Black provides that if we terminate Mr. Black without Cause, or if he resigns from employment with us for Good Reason, in either case within the Change in Control Period, we will pay or provide to him:
•18 months of then-current base salary in accordance with our regular payroll practices;
•A pro-rated portion of any target annual cash incentive bonus for the fiscal year in which the termination of employment occurs (payable in a lump sum no later than 60 calendar days after the date of termination);
•18 months of continued payment of health insurance premiums; and
•Full vesting of all non-performance based non-vested and outstanding equity awards at the termination date, at the later of (a) his release become irrevocable or (b) the date of the Change in Control. PSUs vest in full at the target level.
Other NEOs
The employment agreements with each of our other NEOs provide that if we terminate the NEO's employment without Cause, or the NEO resigns from employment for Good Reason, in either case within the Change in Control Period, we will pay or provide to the NEO:
•12 months of then-current base salary over a 12-month period in accordance with our normal payroll practices;
•A lump-sum payment equal to 100% of his or her target annual cash incentive bonus for the fiscal year in which the termination of employment occurs (payable in a lump sum no later than 60 calendar days after the date of termination);
•12 months of continued payment of health insurance premiums; and
•Full vesting of all non-performance based non-vested and outstanding equity awards at the termination date, at the later of (a) the employee’s release become irrevocable or (b) the date of the Change in Control. PSUs vest in full at the target level.
Retirement
Retirement provisions for the NEOs in their agreements provide that if (a) the sum of the NEO's age plus years of service as an employee of the Company is 78 or greater, (b) the NEO provides the requisite six months’ notice regarding retirement and (c) the NEO continues to provide full-time services for the Company through the period prior to retirement, then upon retirement:
•All unvested equity awards with solely a service based vesting condition will become fully vested;

39|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
•All outstanding equity award with a performance goal over a performance period vesting condition will continue to vest on each originally scheduled vesting date in an amount equal to the number of units subject to the awards that would otherwise have been determined to have been earned with continuous employment with the Company through the originally scheduled vesting dates; and
•Exclusive to Mr. Black, he shall receive a pro-rated portion of any target annual cash incentive bonus for the fiscal year in which the termination of employment occurs (payable in a lump sum no later than 60 calendar days after the date of termination).

In March 2023, we entered into amended and restated executive severance and change in control agreements with our NEOs, that amended the Retirement provisions. Because the agreements were not in effect as of December 31, 2022, any changes to the additional potential payments and benefits provided under these amended and restated agreements are not included in the table at the end of the “Potential Payments Upon Termination, Retirement, or Change-in-Control” section.
Change in Control without Termination or Resignation
Generally, option agreements and RSU agreements executed pursuant to our 2010 Equity Incentive Plan provide that in the event of a sale of all or substantially all of our assets or a merger, consolidation or share exchange involving our Company, the surviving or successor entity may continue, assume or replace some or all of the outstanding awards under the 2010 Equity Incentive Plan. If awards granted to any participant are not continued, assumed or replaced, the administrator may provide for the surrender of any outstanding award in exchange for payment to the holder of the amount of the consideration that would have been received in the event for the number of shares subject to the award less the aggregate exercise price (if any) of the award. In the event of a change in control (as defined in the 2010 Equity Incentive Plan) of the company that does not involve a merger, consolidation, share exchange or sale of all or substantially all of our Company’s assets, the plan administrator, in its discretion, may provide that any outstanding award will become fully vested and exercisable upon the change in control or that any outstanding award will be surrendered in exchange for payment to the holder of the amount of the consideration that would have been received in the change in control for the number of shares subject to the award less the aggregate exercise price (if any) of the award.
The PSU agreements executed pursuant to our 2010 Equity Incentive Plan provide that in the event a change in control of the Company occurs prior to the scheduled vesting date of a PSU award and the NEO continues serving until the date of the change in control, the applicable performance period will be truncated and will end as of the end of the Company’s most recently completed fiscal quarter prior to the date of the change in control and the executive will be entitled to have vest as of the date of the change in control the number of PSUs that are determined to have been earned based on actual performance against the performance goal specified in the agreement over the truncated performance period. The PSU award agreements provide that the preceding determination of the number of PSUs to be paid out upon a change in control shall be deemed to satisfy any applicable change in control acceleration provisions contained in the executive officer’s employment or severance agreements.
Potential Payments Schedule
The following table lists the potential payments and benefits upon a retirement, termination of employment, or change in control of the Company for our NEOs. The tables assume the triggering event for the payments or provision of benefits occurred on December 31, 2022, the last day of our last completed fiscal year. Amounts in the table for the acceleration of unvested stock options are calculated based on the number of shares of our common stock subject to accelerated stock options multiplied by the difference between the closing price for a share of our common stock on the Nasdaq Global Market on the last trading day of our last completed fiscal year, and the per share exercise price. The amounts in the table for the acceleration of RSUs and PSUs are determined by multiplying the number of accelerated units by the closing price for our common stock on December 30, 2022, the last trading day of 2022.

40|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

	Retirement(4) ($)	Involuntary Termination Without Cause Outside of the Change in Control Period ($)	Resignation For Good Reason Outside of the Change in Control Period ($)	Involuntary Termination Without Cause or Resignation For Good Reason During the Change in Control Period ($)	Change in Control Without Award Continuance/ Assumption/Replacement (No Termination or Resignation) ($)
Archie Black
Salary/Bonus	523,000	523,000	523,000	1,307,500	—
Health Benefits (1)	—	13,227	13,227	19,841	—
Value of Accelerated RSUs	5,127,182	—	—	5,127,182	5,127,182
Value of Accelerated Options	106,254	—	—	106,254	106,254
Value of Accelerated PSUs (2)(3)	18,198,017	—	—	18,198,017	18,198,017
Total	23,954,454	536,227	536,227	24,758,794	23,431,454

Kimberly Nelson
Salary/Bonus	—	673,750	336,875	673,750	—
Health Benefits (1)	—	13,227	6,614	13,227	—
Value of Accelerated RSUs	—	—	—	2,679,307	2,679,307
Value of Accelerated Options	—	—	—	54,235	54,235
Value of Accelerated PSUs (2)(3)	—	—	—	7,840,395	7,840,395
Total	—	686,977	343,489	11,260,914	10,573,937

James Frome
Salary/Bonus	—	800,000	400,000	800,000	—
Health Benefits (1)	—	13,227	6,614	13,227	—
Value of Accelerated RSUs	3,030,434	—	—	3,030,434	3,030,434
Value of Accelerated Options	62,068	—	—	62,068	62,068
Value of Accelerated PSUs (2)(3)	8,162,369	—	—	8,162,369	8,162,369
Total	11,254,871	813,227	406,614	12,068,098	11,254,871

(1)The amounts for health benefits were determined via employer paid health and dental benefits incurred in 2022 for the NEO.
(2)Upon retirement, outstanding PSUs will continue to vest on each originally scheduled vesting date in an amount equal to the number of units subject to the awards that would otherwise have been determined to have been earned if the grantee remained continuously employed by the Company through the originally scheduled vesting dates. Because these performance determinations cannot be made until after December 31, 2022, the amount included in the Retirement column reflects the value of estimated performance level at December 31, 2022.
(3)Upon a change in control, the PSU performance period for outstanding PSUs will be truncated and will end as of the end of the Company’s most recently completed fiscal quarter prior to the date of change in control. Vesting will be as of the date of change in control and based on actual performance over the truncated performance period. The amount noted in the 'Change in Control Without Award Continuance/Assumption/Replacement (No Termination or Resignation)' column reflects the value of the outstanding PSUs based on an estimated performance level at December 31, 2022.
(4)NEOs become retirement eligible when the sum of the executive officer’s age plus years of service as an employee of the Company is 78. Each of our executive officer’s age and years and service as of December 31, 2022 was as follows:

Name	Age	Years of Service	Total
Archie Black	60	24	84
Kimberly Nelson	55	15	70
James Frome	58	22	80

41|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

CEO Pay Ratio
We are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of our CEO, Archie Black, for 2022:
•the median of the annual total compensation of all employees of our Company (other than our CEO) was $87,260; and
•the annual total compensation of our CEO, as reported in the 2022 Summary Compensation Table, was $6,066,081.
Based on this information for 2022, the ratio of our CEO’s annual total compensation to the median of the annual total compensation of our employees was 70:1. We believe this pay ratio to be a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K.
For our 2022 pay ratio analysis, we determined that we could use the same median employee that we identified last year, as permitted by SEC rules. There have not been significant changes in either our employee population or our employee compensation arrangements that we believe would significantly impact our 2022 pay ratio disclosure. Similarly, there has been no change in our median employee’s circumstances that we reasonably believe would result in a significant change to our 2022 pay ratio disclosure. In 2021, we identified our median employee based on the total cash and equity compensation paid during 2021 to all 1,916 members of our workforce (including full-time, part-time and temporary employees as well as certain independent contractors), other than our CEO, who were employed on December 31, 2021. For purposes of determining the total cash and equity compensation of each employee, we included the contractual amount of annual base salary, the annual target bonus and commission cash incentives, and the grant date fair value of equity awards granted during the year. We did not include any adjustments for the value of benefits provided.
We determined the median employee’s total compensation for 2022, including any perquisites and other benefits, in the same manner that we determine the total compensation of our NEOs for purposes of the 2022 Summary Compensation Table disclosed above. The elements included in the CEO’s total compensation are fully discussed above in the footnotes to the 2022 Summary Compensation Table.

42|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Pay Versus Performance
The following table sets forth certain information regarding the compensation of our NEOs in comparison to different financial performance measures.

					Value of Initial Fixed $100 Investment Based On(3)
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Company TSR ($)	Peer Group TSR(4) ($)	Net Income ($)	Company Selected Measure: Adjusted EBITDA(5) ($)
2022	6,066,081	4,501,154	3,632,052	2,919,066	232	133	55,134,000	132,268,000
2021	6,693,464	14,052,465	3,829,274	7,227,613	257	207	44,597,000	107,015,000
2020	4,810,804	18,046,825	2,283,287	8,625,470	196	150	45,586,000	86,994,000
(1)For the entirety of 2020, 2021, and 2022, Archie Black served as our PEO and Kimberly Nelson and James Frome served as our non-PEO NEOs.
(2)Compensation Actually Paid, as defined and in accordance with Item 402(v) of Regulation S-K, is calculated as noted in the table below. The amounts noted do not reflect the actual amount of compensation earned by or paid to the individuals in the applicable year. The fair values and changes in fair values were determined in accordance with ASC Topic 718, consistent with the methods used for grant date fair valuation, exclusive of date of measurement. For a discussion of the relevant assumptions used to determine the value, refer to Note A and Note K to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 21, 2023.

		Base	Less	Plus	Plus or (Less)	Plus or (Less)	Total
	Year	Summary Compensation Table - Total Compensation ($)	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year ($)	Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year ($)	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years ($)	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)	Compensation Actually Paid ($)
PEO	2022	6,066,081	(5,089,381)	5,376,891	(835,723)	(1,016,714)	4,501,154
	2021	6,693,464	(5,241,434)	7,196,040	5,349,429	54,966	14,052,465
	2020	4,810,804	(3,892,234)	10,643,528	5,921,853	562,874	18,046,825

Non-PEO NEO Average	2022	3,632,052	(2,937,683)	3,103,639	(295,785)	(583,157)	2,919,066
	2021	3,829,274	(2,821,974)	3,874,330	2,301,858	44,125	7,227,613
	2020	2,283,287	(1,658,387)	4,317,603	3,379,146	303,821	8,625,470
(3)TSR is the change from an original $100 investment at the close of market on December 31, 2019, and the value of the investment as of the last trading day of each respective year, assuming that dividends, if any, were reinvested. The comparison is based on historical data and are not intended to forecast or be indicative of future performance of our common stock.
(4)Our selected Peer Group is the Nasdaq Computer Index, an independently prepared market capitalization weighted index, and which is the same industry index used in our stock price performance graph in our Form 10-K for the fiscal year ended December 31, 2022.
(5)We consider our TSR our most important financial performance measure used to link compensation actually paid to our Company performance for 2022. As TSR is already disclosed, our next most important measure, Adjusted EBITDA, is selected. Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A in this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

43|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Compensation Actually Paid versus Financial Performance

Compensation Actually Paid vs. Company Financial Performance
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
Compensation Actually Paid
$150,000,000
$100,000,000
$50,000,000
$—
Financial Performance Measure
2020
2021
2022
Compensation Actually Paid to PEO
Compensation Actually Paid to Non-PEO NEOs
Adjusted EBITDA
Net Income

Compensation Actually Paid vs. Company and Peer Group TSR
Compensation Actually Paid
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
TSR
$300
$200
$100
$—
2020
2021
2022
Compensation Actually Paid to PEO
Compensation Actually Paid to Non-PEO NEOs
SPS TSR
Peer Group TSR

44|	Proxy Statement for the 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Relationship Between Pay and Performance

We believe the Compensation Actually Paid in each of the years reported above and over the three-year cumulative period are reflective of the Compensation & Talent Committee’s emphasis on “pay-for-performance” as the Compensation Actually Paid fluctuated year-over-year, primarily due our stock price and varying levels of achievement against pre-established performance goals under our Management Incentive Plan and equity program, including our Adjusted EBITDA and TSR performance. Due to the leverage of our executive compensation program toward long-term incentives through grants of PSUs and RSUs, the Compensation Actually Paid is most significantly impacted by changes in our stock price over the vesting period of the awards. The Compensation Discussion and Analysis section of this Proxy Statement describes in greater detail the Compensation & Talent Committee’s emphasis on “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation.

Tabular List of Financial Performance Measures
The financial performance measures listed below are our unranked most important financial performance measures used to link PEO and non-PEO NEO Compensation Actually Paid to our Company performance in 2022.

TSR
Adjusted EBITDA(1)
Revenue

(1)Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A in this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

45|	Proxy Statement for the 2023 Annual Meeting of Stockholders

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR

Audit Committee Report
The primary function of our Audit Committee is oversight of our accounting and financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of our consolidated financial statements. The consolidated financial statements of SPS Commerce, Inc. for the year ended December 31, 2022 were audited by KPMG, our independent auditor.
As part of its activities, the Audit Committee has:
1.Reviewed and discussed the Company’s audited consolidated financial statements with management and the independent auditor;
2.Discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
3.Received the written disclosures and letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the independent auditor’s independence.
Management is responsible for the Company’s system of internal controls and financial reporting process. KPMG is responsible for performing an independent audit of the consolidated financial statements and internal controls over financial reporting in accordance with the standards of the PCAOB and for issuing a report thereon. Our committee’s responsibility is to monitor and oversee these processes. Based on the foregoing review and discussions and a review of the report of KPMG with respect to the consolidated financial statements, and relying thereon, we have recommended to the Board the inclusion of the audited consolidated financial statements in SPS Commerce, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
Audit Committee of the Board of Directors of SPS Commerce, Inc.
Sven Wehrwein, Chair
Tami Reller
Anne Sempowski Ward

Auditor Fees
KPMG has served as our independent auditor since June 2013. The following table presents fees for professional audit services rendered by KPMG in the past two years.

	2022	2021
Audit Fees(1)	$891,000	$750,400
Audit-Related Fees(2)	6,000	40,000
Tax Fees(3)	223,000	194,000
Total	$1,120,000	$984,400

(1)Audit Fees consist of fees for the audit of our annual consolidated financial statements, the review of our interim consolidated financial statements, the review of financial information included in our filings with the SEC (including our common stock offerings) and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)Audit-Related Fees consist of fees for the audit of our employee benefit plan. Fees incurred in 2022 were in regard to the transition to a new auditor as KPMG did not audit the employee plan for the 2022 period.
(3)Tax Fees consist of the aggregate fees for professional services rendered for transfer pricing, tax compliance, tax advice, and tax planning.

46|	Proxy Statement for the 2023 Annual Meeting of Stockholders

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR

Auditor Services Pre-Approval Policy
The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for us by our independent auditor. In accordance with this policy, the Audit Committee’s practice is to approve annually all audit, audit-related and tax and other services to be provided by the independent auditor during the year. If a service to be provided is not pre-approved as part of the annual process or if it may exceed pre-approved fee levels, the service must receive a specific and separate pre-approval by the Audit Committee, which may delegate authority to grant such pre-approvals during the year to one or more independent members of the Audit Committee. Any pre-approvals granted pursuant to delegated authority must be reported to the Audit Committee at its next regular meeting.
Our Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence.

47|	Proxy Statement for the 2023 Annual Meeting of Stockholders

ITEM 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
ITEM 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
The Audit Committee has selected KPMG to serve as our independent auditor for the year ending December 31, 2023. While it is not required to do so, our Board is submitting the selection of KPMG for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of KPMG are expected to be present at the annual meeting, will be available to answer stockholder questions, and will have the opportunity to make a statement if they desire to do so.

The Board recommends that you vote FOR ratification of the selection of KPMG as the independent auditor of SPS Commerce, Inc. and our subsidiaries for the year ending December 31, 2023. Proxies will be voted FOR ratification of this selection unless otherwise specified.

48|	Proxy Statement for the 2023 Annual Meeting of Stockholders

ITEM 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
ITEM 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
We are providing our stockholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of our NEOs as disclosed in this Proxy Statement (a “Say-on-Pay” vote). As described in the Compensation Discussion and Analysis, we have designed the compensation arrangements for our NEOs to provide compensation in overall amounts and in forms that attract and retain talented and experienced individuals and motivate our executive officers to achieve the goals that are important to our growth. During 2022, our compensation primarily consisted of RSU awards and PSU awards, which help align the incentives of our NEOs with the interests of our stockholders, as well as annual cash incentive awards and base salary.
We ask our stockholders to cast an advisory vote on our executive compensation program at each annual meeting. As a result, we are presenting this proposal, which gives you, as a stockholder, the opportunity to endorse our executive compensation program by voting for or against the following resolution:
“RESOLVED, that the stockholders approve the compensation of the SPS Commerce, Inc. NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in our 2022 Proxy Statement.”
The Compensation & Talent Committee believes that the executive compensation for 2022 is reasonable and appropriate, is justified by our performance, and is the result of a carefully considered approach. In deciding how to vote on this proposal, the Board asks you to consider the key points with regard to our executive compensation program included in the Compensation Discussion and Analysis of this Proxy Statement.
Because your vote is advisory, it will not be binding on the Board or the Compensation & Talent Committee and will not overrule any decision by the Board or the Compensation & Talent Committee or require the Board or the Compensation & Talent Committee to take any action. However, the Board and the Compensation & Talent Committee will carefully review the voting results. To the extent there is any significant negative vote on this proposal, we may consult directly with stockholders to better understand the concerns that influenced the vote. The Board and the Compensation & Talent Committee consider constructive feedback obtained through this process in making future decisions about our executive compensation program. We currently hold our Say-on-Pay vote every year so the next advisory vote on the compensation of our NEOs will occur at our 2024 Annual Meeting of Stockholders. The next advisory vote regarding the frequency of future Say-on-Pay votes will occur at our 2025 Annual Meeting of Stockholders.

The Board, upon recommendation of the Compensation & Talent Committee, recommends a vote “FOR” approval of the compensation of our NEOs. Proxies will be voted FOR this proposal unless otherwise specified.

49|	Proxy Statement for the 2023 Annual Meeting of Stockholders

SECURITY OWNERSHIP
SECURITY OWNERSHIP

Beneficial Ownership of Directors, Nominees, Executive Officers and Beneficial Owners of More than Five Percent of Our Common Stock
The following table shows how many shares of our common stock were beneficially owned as of March 16, 2023 by each of the persons known by us to be beneficial owners of more than 5% of our common stock, our directors, the director nominees and the NEOs, and by all of our directors and executive officers as a group.

Name of Beneficial Owner(s)	Ownership of Common Stock		Number of Shares Deemed Beneficially Owned as a Result of Equity Awards Exercisable or Vesting Within 60 Days of the Record Date		Total Beneficial Ownership	Percentage of Outstanding Shares
Executive Officers and Directors:
Archie Black	3,826	(1)	37,315	(2)	41,141	*
James Frome	4,089	(3)	5,381	(2)	9,470	*
Kimberly Nelson	121,390	(4)	64,235	(2)	185,625	*
James Ramsey	13,678		21,947		35,625	*
Marty Reaume	6,680		21,950		28,630	*
Tami Reller	30,458		28,002		58,460	*
Philip Soran	17,684		28,002		45,686	*
Anne Sempowski Ward	1,774		9,473		11,247	*
Sven Wehrwein	14,680		10,380		25,060	*
All directors, director nominees, and executive officers as a group (9 persons)	214,259	(5)	226,685		440,944	1.2%

Other beneficial owners:
BlackRock, Inc.	5,829,180	(6)	—		5,829,180	16.0%
The Vanguard Group	4,075,393	(7)	—		4,075,393	11.2%
Neuberger Berman Group LLC	2,009,711	(8)	—		2,009,711	5.5%
Conestoga Capital Advisors, LLC	1,886,914	(9)	—		1,886,914	5.2%

  *    Less than one percent
Persons have sole voting and investment power and the address for each director or officer listed in the table is c/SPS Commerce, Inc., 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402
Percentage ownership of our common stock in the table is based on 36,532,756 shares of our common stock issued and outstanding.
(1)Includes 1,775 shares owned by Mr. Black’s sons and 407 shares held in trust pursuant to our 401(k) plan.
(2)Includes 405, 261, and 205 shares for Messrs. Black and Frome and Ms. Nelson, respectively, of restricted stock that have vested but have not been settled as of the date of the table.
(3)Includes 405 shares held in trust pursuant to our 401(k) plan.
(4)Includes 405 shares held in trust pursuant to our 401(k) plan.
(5)Includes the indirect holdings included in footnotes 1-4.
(6)The number of shares indicated is based on information reported to the SEC in a Schedule 13G/A filed by BlackRock, Inc. on January 23, 2023, and reflects beneficial ownership as of December 31, 2022.

50|	Proxy Statement for the 2023 Annual Meeting of Stockholders

SECURITY OWNERSHIP
BlackRock, Inc. has sole voting power as to 5,768,186 shares and sole dispositive power as to 5,829,180 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(7)The number of shares indicated is based on information reported to the SEC in a Schedule 13 G/A filed by The Vanguard Group on February 9, 2023, and reflects beneficial ownership as of December 31, 2022. The Vanguard Group has shared voting power as to 61,326 shares, sole dispositive power as to 3,977,468 shares and shared dispositive power as to 97,925 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Holdings includes various subsidiaries, none of which individually own 5% or greater of our shares.
(8)The number of shares indicated is based on information reported to the SEC in a Schedule 13G/A filed by Neuberger Berman Group, LLC on February 10, 2023, and reflects beneficial ownership as of December 31, 2022. Neuberger Berman Group, LLC has shared voting power as to 1,985,803 shares and shared dispositive power as to 2,009,711 shares. The address for Neuberger Berman Group, LLC is 1290 Avenue of the Americas, New York, NY 10104.
(9)The number of shares indicated is based on information reported to the SEC in a Schedule 13G/A filed by Conestoga Capital Advisors, LLC on January 10, 2022, and reflects beneficial ownership as of December 31, 2021. Conestoga Capital Advisors, LLC has sole voting power as to 1,808,439 shares and sole dispositive power as to 1,886,914 shares. The address for Conestoga Capital Advisors, LLC is 550 E. Swedesford Rd., Ste 120, Wayne, PA 19087.

Equity Compensation Plan Information
The following table summarizes the number of shares of our common stock to be issued upon exercise of outstanding stock options and settlement of RSU, DSU and PSU awards granted under our equity plans as of December 31, 2022. The table also includes the weighted-average exercise price of outstanding stock options and the number of shares of our common stock remaining available for future issuance under the plans for all awards.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of shares remaining available for future issuance under equity compensation plans (excluding shares in first column)
Equity compensation plans approved by stockholders(1)	1,472,878	(2)	56.24	(3)	14,895,203	(4)
Equity compensation plans not approved by stockholders	None		N/A		None
(1)Includes the 2010 Equity Incentive Plan and the Employee Stock Purchase Plan.
(2)Includes 562,697 shares subject to outstanding and unexercised stock options and 910,181 shares issuable in settlement of RSU, DSU, and PSU awards.
(3)The weighted average exercise price reflects only the outstanding stock options, as the other forms of awards disclosed in this note entail the issuance of shares for the payment of no consideration.
(4)Includes 1,726,915 shares remaining available for future issuance under the Employee Stock Purchase Plan.

51|	Proxy Statement for the 2023 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

Transactions with Related Persons
Transactions or a series of similar transactions, to which we were a party or will be a party, are considered a related party transaction if:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.
During 2022, we did not have any such related party transactions.
Director Indemnification Agreements
We entered into indemnification agreements with each of our directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Policy for Approval of Related Person Transactions
The Board has adopted a written statement of policy regarding transactions with related persons, which we refer to as our related person policy. Our related person policy requires that any executive officer requesting to enter into a transaction with a “related person” generally must promptly disclose to our Audit Committee the related person transaction and all material facts with respect thereto. In reviewing a transaction, our Audit Committee will consider all relevant facts and circumstances, including (1) the commercial reasonableness of the terms, (2) the benefit and perceived benefits, or lack thereof, to us, (3) opportunity costs of alternate transactions and (4) the materiality and character of the related person’s interest, and the actual or apparent conflict of interest of the related person. Our Audit Committee will not approve or ratify a related person transaction unless it determines that, upon consideration of all relevant information, the transaction is beneficial to our Company and stockholders and the terms of the transaction are fair to our Company. No related person transaction will be consummated without the approval or ratification of our Audit Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote relating to a related person transaction in which they have an interest. Under our related person policy, a “related person” includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing. Related person transactions exempt from our policy include transactions available to all of our employees and stockholders on the same terms and transactions between us and the related person that, when aggregated with the amount of all other transactions between us and the related person or its affiliates, involve less than $120,000 in a fiscal year.

52|	Proxy Statement for the 2023 Annual Meeting of Stockholders

OTHER INFORMATION
OTHER INFORMATION

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership of our securities and reports of changes in ownership with the SEC. Based on a review of Forms 3, 4 and 5 and on written representations from our executive officers and directors, we believe that all of our executive officers and directors complied with all Section 16(a) filing requirements during 2022.

Stockholder Proposals for the 2024 Annual Meeting
In order for a stockholder proposal to be considered for inclusion in our Proxy Statement for the 2024 annual meeting of stockholders, the written proposal must be received at our principal executive offices on or before December 1, 2023. The proposal should be addressed to the Company at the address listed below and must comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.
SPS Commerce, Inc.
Attn: Secretary
333 South Seventh Street, Suite 1000
Minneapolis, Minnesota 55402
In accordance with our bylaws, in order to be properly brought before the 2024 annual meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our principal executive offices in Minneapolis, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than January 13, 2024, and no later than February 12, 2024.

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees for election at the 2024 annual meeting, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2024. If the date of the 2024 annual meeting is more than 30 days before or after the first anniversary of the 2023 annual meeting, then such notice must be provided by the later of the 60th day prior to the date of such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

All notices related to proposals and nominations must also comply with the requirements of applicable law and the provisions set forth in our bylaws.

Householding of Proxy Materials
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and 2022 Annual Report to Stockholders, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to the Company at the address listed above or call us at (612) 435-9400.
If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to

53|	Proxy Statement for the 2023 Annual Meeting of Stockholders

OTHER INFORMATION
receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

Other Matters
We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies above will vote as they deem in the best interests of SPS Commerce, Inc.

Archie Black
Chief Executive Officer

Dated: March 30, 2023

54|	Proxy Statement for the 2023 Annual Meeting of Stockholders

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To supplement our consolidated financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Adjusted EBITDA
Adjusted EBITDA, which is a non-GAAP measure of financial performance, consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from foreign currency on cash and investments held, investment income or loss, and other adjustments as necessary for a fair presentation.
For the year ended December 31, 2021, other adjustments included disposals of cloud hosting arrangement implementation costs and accelerated tenant improvement benefit, which was incurred as part of executing a lease agreement. This tenant improvement adjustment was partially offset by accelerated depreciation, which is included within Depreciation and amortization of property and equipment and was also incurred as part of executing a lease agreement. For the year ended December 31, 2020, other adjustments included disposals of certain capitalized internally developed software and cloud hosting arrangement implementation costs in addition to an earn-out liability fair value adjustment.
The following table provides a reconciliation of net income to Adjusted EBITDA:

	Year Ended December 31,
(in thousands)	2022	2021	2020
Net income	$55,134	$44,597	$45,586
Income tax expense	16,190	8,944	7,094
Depreciation and amortization of property and equipment	16,421	14,788	13,127
Amortization of intangible assets	11,768	10,126	5,538
Stock-based compensation expense	33,399	27,574	18,936
Realized loss from foreign currency on cash and investments held	1,026	1,456	(1,753)
Investment income	(1,670)	(278)	(1,208)
Other	—	(192)	(326)
Adjusted EBITDA	$132,268	$107,015	$86,994

Adjusted EBITDA Margin
Adjusted EBITDA Margin, which is a non-GAAP measure of financial performance, consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.

1|	Appendix A

Appendix A
The following table provides a comparison of Margin to Adjusted EBITDA Margin:

	Year Ended December 31,
(in thousands, except Margin and Adjusted EBITDA Margin)	2022	2021
Revenue	$450,875	$385,276

Net income	55,134	44,597
Margin	12%	12%

Adjusted EBITDA	$132,268	$107,015
Adjusted EBITDA Margin	29%	28%

Non-GAAP Income Per Share
Non-GAAP income per share, which is a non-GAAP measure of financial performance, consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from foreign currency on cash and investments held, other adjustments as necessary for a fair presentation, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period.
For the year ended December 31, 2021, other adjustments included disposals of cloud hosting arrangement implementation costs and accelerated tenant improvement benefit, which was incurred as part of executing a lease agreement. This tenant improvement adjustment was partially offset by accelerated depreciation, which is included within Depreciation and amortization of property and equipment and was also incurred as part of executing a lease agreement.
To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.
The following table provides a reconciliation of net income to non-GAAP income per share:

	Year Ended December 31,
(in thousands, except per share amounts)	2022	2021
Net income	$55,134	$44,597
Stock-based compensation expense	33,399	27,574
Amortization of intangible assets	11,768	10,126
Realized loss from foreign currency on cash and investments held	1,026	1,456
Other	—	(192)
Income tax effects of adjustments	(14,639)	(16,454)
Non-GAAP income	$86,688	$67,107
Shares used to compute non-GAAP income per share
Basic	36,117	35,928
Diluted	36,953	36,962
Non-GAAP income per share
Basic	$2.40	$1.87
Diluted	$2.35	$1.82

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com D77767-P64574 SPS COMMERCE, INC. Annual Meeting of Stockholders May 17, 2022 8:00 AM CT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Archie Black and Kimberly Nelson, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of SPS Commerce, Inc., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM CT on May 17, 2022 via live webcast at www.virtualshareholdermeeting.com/SPSC2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy also serves to direct Fidelity Management Trust Company ("Fidelity"), as trustee of the SPS Commerce, Inc. 401(k) Retirement Savings Plan (the "Plan"), with respect to shares of Common Stock of SPS Commerce, Inc. held in participant accounts under the Plan. For any shares in the Plan for which Fidelity does not receive participant direction by 11:59 P.M. ET on May 13, 2022, Fidelity will not vote such shares. Continued and to be signed on reverse side

2|	Appendix A

SPS COMMERCE

SCAN TO
VIEW MATERIALS & VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V07434-P83866-Z84087

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPS COMMERCE, INC.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Archie Black	☐	☐	☐
1b. James Ramsey	☐	☐	☐
1c. Marty Reaume	☐	☐	☐
1d. Tami Reller	☐	☐	☐
1e. Philip Soran	☐	☐	☐
1f. Anne Sempowski Ward	☐	☐	☐
1g. Sven Wehrwein	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

w SCAN TO VIEW MATERIALS & VOTE SPS COMMERCE, INC. 333 SOUTH SEVENTH STREET SUITE 1000 MINNEAPOLIS, MN 55402 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on May 16, 2022 for shares held directly and by 11:59 p.m. ET on May 13, 2022 for shares held in the Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SPSC2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 16, 2022 for shares held directly and by 11:59 p.m. ET on May 13, 2022 for shares held in the Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. D77766-P64574 SPS COMMERCE, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Against Abstain For Nominees: The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain ! ! ! ! ! ! 1a. Archie Black 2. Ratification of the selection of KPMG LLP as the independent auditor of SPS Commerce, Inc. for the fiscal year ending December 31, 2022. ! ! ! 1b. James Ram